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                                                                   EXHIBIT 10.15
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NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

                                     MASTER
                              PROCUREMENT AGREEMENT



                                 BY AND BETWEEN


                            ALLEGIANCE TELECOM, INC.


                                       AND


                            LUCENT TECHNOLOGIES INC.




                                 APRIL 28, 2000




                                  CONFIDENTIAL

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                                                                    CONFIDENTIAL

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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

                                TABLE OF CONTENTS

ARTICLE                                                                              PAGE
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
ARTICLE 1  GENERAL..................................................................   1

         1.1      Procurement of Products...........................................   1
                  1.1.1    General..................................................   1
                  1.1.2    Product Addenda..........................................   1
                  1.1.3    Statements of Work.......................................   1
         1.2      Account Administration............................................   2
                  1.2.1    Lucent Official..........................................   2
                  1.2.2    Lucent Account Executive.................................   2
                  1.2.3    Lucent Project Manager...................................   3
         1.3      Status of Certain Existing Contracts..............................   3
         1.4      Special Terms Relating to Growth and Restructurings...............   3
                  1.4.1    Allegiance Growth and Restructurings.....................   3
                  1.4.2    Lucent Growth and Restructuring..........................   4
         1.5      Benefits of Agreement.............................................   4
         1.6      Restrictions on Product Use and Resale............................   4
         1.7      *        .........................................................   4
         1.8      Definitions.......................................................   5
         1.9      Conflicts in Interpretation.......................................   5

ARTICLE 2  ACQUISITION AND PROVISIONING PROCESS.....................................   5

         2.1      Product Addenda...................................................   5
                  2.1.1    Product Addenda for Switch Products......................   5
                  2.1.2    Product Addendum for IDLC Products.......................   6
                  2.1.3    Product Addendum for IAD Products........................   6
                  2.1.4    Product Addendum ConnectVu-ATP...........................   6
                  2.1.5    Development of Product Addenda...........................   6
                  2.1.6    Ordering Products Pursuant to Product Addenda............   7
                           2.1.6.1    Requests for Quote............................   7
                           2.1.6.2    Quotes........................................   7
                           2.1.6.3    Short-Form Quote..............................   8
                           2.1.6.4    Negotiation of Quote..........................   8
                           2.1.6.5    Purchase Orders for Switch Products...........   8
         2.2      Statements of Work  ..............................................   8
         2.3      Purchase Orders...................................................   8
         2.4      Delivery of Products..............................................   9
                  2.4.1    General..................................................   9
                  2.4.2    Bill-and-Hold Products...................................   9
                  2.4.3    Product Delivery Delays..................................   9
         2.5      Product Delivery Cancellations....................................   9

                                -i-                                 CONFIDENTIAL

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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

ARTICLE                                                                              PAGE
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
ARTICLE 3  SOFTWARE AND EQUIPMENT...................................................  10

         3.1      Software License..................................................  10
                  3.1.1    Grant of License.........................................  10
                  3.1.2    Optional Software Features...............................  10
                  3.1.3    Virtual Collocation......................................  10
                  3.1.4    Ownership Rights Reserved................................  11
                  3.1.5    Additional Licensing Terms...............................  11
         3.2      *        .........................................................  11
                  3.2.1    *........................................................  11
                  3.2.2    Access to Specifications for *, Data Models
                           and Similar Information..................................  11
                  3.2.3    Cooperation..............................................  11
         3.3      Custom Programming................................................  12
         3.4      *        .........................................................  12
                  3.4.1    *........................................................  12
                  3.4.2    *........................................................  12
                  3.4.3    *........................................................  12
         3.5      Transfer Rights...................................................  12
         3.6      Equipment.........................................................  13
                  3.6.1    Equipment and Equipment Configuration....................  13
                  3.6.2    CLEI Codes...............................................  13
                  3.6.3    Title, Risk of Loss; Payment Terms.......................  13
                  3.6.4    Substitutions............................................  13
                  3.6.5    Replacement Parts for Equipment and Related Firmware.....  14
                           3.6.5.1  Availability....................................  14
                           3.6.5.2  Third Party Parts...............................  14
                           3.6.5.3  Equipment Repair and/or Replacement.............  14
                           3.6.5.4  Reporting.......................................  15
                  3.6.6    Discontinuation of Products..............................  15
                  3.6.7    Site Preparation.........................................  15
         3.7      Compatible Products...............................................  15
         3.8      Purchase Orders and Shipment Reports..............................  15

ARTICLE 4  SERVICES ................................................................  16

         4.1      General  .........................................................  16
         4.2      Right to Access; Identification Credentials; Facility Rules.......  16
                  4.2.1    Right of Access..........................................  16
                  4.2.2    Identification Credentials...............................  16
                  4.2.3    Facility Rules...........................................  16
         4.3      Compliance with Local Employment/Labor Laws.......................  16
         4.4      License of Know-How...............................................  16


                                      -ii-                          CONFIDENTIAL
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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

ARTICLE                                                                              PAGE
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
ARTICLE 5  ACCOUNT ADMINISTRATION, PROJECT
  MANAGEMENT AND PERSONNEL .........................................................  16

         5.1      General Account Administration....................................  16
                  5.1.1    Covenant of Cooperation..................................  16
                  5.1.2    Executive Briefings......................................  17
                  5.1.3    Review of Contractual Matters............................  17
         5.2      Lucent Cooperation with Consultants...............................  17
         5.3      Lucent Personnel..................................................  17
         5.4      Removal of Lucent Personnel by Allegiance.........................  18
         5.5      Removal/Reassignment of Lucent Personnel by Lucent................  18
         5.6      Allegiance Personnel..............................................  18
         5.7      Status Meetings and Reports.......................................  18
         5.8      Administration of Projects........................................  19

ARTICLE 6  INSTALLATION AND IMPLEMENTATION..........................................  19

         6.1      Implementation Workplan...........................................  19
         6.2      *        .........................................................  19
         6.3      Specifications and Performance Standards..........................  20
         6.4      Change Order Procedure............................................  20
         6.5      Conversions.......................................................  20
         6.6      Instruction and Training..........................................  20
                  6.6.1    General..................................................  20
                  6.6.2    * Training *.............................................  21
         6.7      Access to First Office Application and Broadcast Warning Message..  21

ARTICLE 7  TESTING AND ACCEPTANCE...................................................  21

         7.1      General  .........................................................  21
         7.2      Certification Testing.............................................  21
         7.3      Product Acceptance................................................  22
         7.4      Installation Testing..............................................  22
         7.5      Installation Acceptance/Project Acceptance........................  22
         7.6      Failure to Achieve Acceptance.....................................  23
         7.7      Post-Acceptance Correction of Defects.............................  23

ARTICLE 8  SUPPORT AND MAINTENANCE SERVICES.........................................  23

         8.1      General  .........................................................  23
         8.2      Term and Termination..............................................  23
         8.3      Third Party Product Support and Maintenance Services Guarantees...  23
         8.4      Support and Maintenance Services Fees.............................  24
         8.5      Warranty Periods..................................................  24



                                      -iii-                         CONFIDENTIAL
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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

ARTICLE                                                                              PAGE
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
         8.6      Support and Maintenance Services Report...........................  24

ARTICLE 9  REPRESENTATIONS AND WARRANTIES...........................................  25

         9.1      Lucent Product Functionality Warranty.............................  25
         9.2      *        .........................................................  25
         9.3      Performance Warranties............................................  25
                  9.3.1    *........................................................  25
                  9.3.2    Compatibility Warranty for Products......................  25
                  9.3.3    *........................................................  25
         9.4      *        .........................................................  25
         9.5      Euro Warranty.....................................................  25
         9.6      *        .........................................................  26
         9.7      Third Party Warranties and Indemnities............................  26
         9.8      Services Warranty.................................................  26
         9.9      Intellectual Property Warranty....................................  26
         9.10     Warranty of Authority.............................................  26
         9.11     Warranty of Title.................................................  26
         9.12     Pending Litigation Warranty.......................................  27
         9.13     Additional Warranties.............................................  27
         9.14     Change of Control Warranty........................................  27
         9.15     Material Misstatements or Omissions...............................  27
         9.16     Warranty Disclaimer...............................................  27

ARTICLE 10  PRICING AND PAYMENT TERMS...............................................  27

         10.1     Time and Method of Payment........................................  27
                  10.1.1   Invoicing................................................  27
                  10.1.2   Payments.................................................  28
                  10.1.3   Electronic Funds Transfer................................  28
                  10.1.4   Invoicing for Products and Bill-and-Hold Products........  28
                  10.1.5   Invoicing for Software...................................  29
                  10.1.6   Invoicing for Services...................................  29
                           10.1.6.1   *.............................................  29
                           10.1.6.2   *.............................................  29
         10.2     *                   ..............................................  29
         10.3     Travel Policy, Out-of-Pocket Expenses and Other Charges...........  29
         10.4     Taxes    .........................................................  29
                  10.4.1   General..................................................  29
                  10.4.2   Special Provision Relating to State Sales and Use
                           Taxes....................................................  29
                  10.4.3   Special Provision Relating to Taxes on Products Sold
                           Outside the United States................................  30
                  10.4.4   Special Provision Relating to Taxes on Services
                           Provided Outside the United States.......................  30


                                      -iv-                          CONFIDENTIAL
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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

ARTICLE                                                                              PAGE
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
         10.5     Customs Duties Drawbacks..........................................  30
         10.6     *        .........................................................  30
         10.7     Allegiance Purchase Commitment....................................  30
         10.8     *.................................................................  31
                  10.8.1   *........................................................  31
                  10.8.2   *........................................................  31

ARTICLE 11  TERM AND TERMINATION....................................................  31

         11.1     Term of Agreement.................................................  31
         11.2     Events of Default.................................................  31
         11.3     Rights and Remedies of Lucent Upon Default of Allegiance..........  33
         11.4     Rights and Remedies of Allegiance Upon Default of Lucent..........  33
                  11.4.1   General..................................................  33
                  11.4.2   Right to Set Off.........................................  34
                  11.4.3   Transition Rights........................................  34
         11.5     Attorneys' Fees...................................................  34
         11.6     Limitation of Liability...........................................  34
                  11.6.1   Limitation Upon Types of Recoverable Damages.............  34
                  11.6.2   Cap on Damages...........................................  34
                  11.6.3   Exclusions from Limitations of Liability.................  34
         11.7     Termination Without Cause.........................................  35

ARTICLE 12  PROPRIETARY RIGHTS, CONFIDENTIALITY
                  AND SECURITY......................................................  35

         12.1     Ownership of Intellectual Property................................  35
         12.2     Confidential Information..........................................  35
         12.3     Return of Confidential Information................................  36
         12.4     Notification Obligation...........................................  36
         12.5     Employee/Agent Acknowledgment.....................................  37
         12.6     Change of Employment..............................................  37
         12.7     Enforcement of Confidentiality Obligations........................  37
         12.8     Survival .........................................................  37

ARTICLE 13  INDEMNIFICATION AND INSURANCE...........................................  37

         13.1     General  .........................................................  37
         13.2     Proprietary Rights Infringement Indemnification...................  37
         13.3     Procedures for Indemnification....................................  38
                  13.3.1   General..................................................  38
                  13.3.2   Defense Assumed..........................................  38
                  13.3.3   Defense Declined.........................................  38
                  13.3.4   Settlement of Claims.....................................  39



                                      -v-                           CONFIDENTIAL
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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

ARTICLE                                                                              PAGE
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
                  13.3.5   Contributory Negligence; Right of Contribution...........  39
         13.4     Survival; No Limitation of Liability..............................  39
         13.5     Insurance.........................................................  39

ARTICLE 14  DISPUTE RESOLUTION......................................................  39

         14.1     Project Manager Level Performance Review..........................  39
         14.2     Executive Level Performance Review................................  39
         14.3     Voluntary, Non-Binding Mediation..................................  40
         14.4     Continued Performance.............................................  40
         14.5     Equitable Relief..................................................  40

ARTICLE 15  MISCELLANEOUS  .........................................................  40

         15.1     Notices  .........................................................  40
         15.2     Bankruptcy........................................................  41
         15.3     Approval of Subcontractors........................................  41
         15.4     Force Majeure.....................................................  41
         15.5     Binding Nature and Assignment.....................................  41
         15.6     Media Releases and Public Disclosures of Agreement................  42
         15.7     Counterparts......................................................  42
         15.8     Severability......................................................  42
         15.9     Waiver   .........................................................  42
         15.10    Governing Law; Exclusive Jurisdiction.............................  42
         15.11    Compliance with Regulations.......................................  42
                  15.11.1    Radio Frequency Energy Standards.......................  42
                  15.11.2    Registration...........................................  43
                  15.11.3    Other..................................................  43
         15.12    No Construction Against Drafter...................................  43
         15.13    Relationship of Parties...........................................  43
         15.14    International Provisions..........................................  43
                  15.14.1    Compliance with Export Regulations.....................  43
                  15.14.2    Services Performed Outside the United States...........  43
                  15.14.3    U.S. Foreign Corrupt Practices Act and Other Laws......  44
                  15.14.4    Language Requirements..................................  44
         15.15    Entire Agreement; Modification....................................  44

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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

                       SCHEDULES, EXHIBITS AND ATTACHMENTS


Schedule 1.8                            Defined Terms
Schedule 1.9                            Graphical Depiction of Order of Precedence
Schedule 2.1.1                          General Terms and Conditions Applicable to Product Addenda for
                                        Switch Products
Schedule 2.1.6.2                        Checklist for Developing Quotes
Schedule 2.2                            Checklist for Developing Product Addenda and Statements of Work
Schedule 4.4                            *
Schedule 5.7                            Sample Status Report
Schedule 7.1                            Products Subject to Installation Testing Only
Schedule 7.3                            Acceptance Certificate
  Attachment A to Acceptance
      Certificate                       Project, Equipment and/or Software
Schedule 8.1                            Support and Maintenance Services
  Attachment 1 to Schedule 8.1          Allegiance Account Team
  Attachment 2 to Schedule 8.1          Support Options for Lucent Products
  Attachment 3 to Schedule 8.1          Priority Personnel
Schedule 8.5                            Warranty Periods
Schedule 10                             Service Rates and Personnel Categories
Schedule 10.3                           Allegiance's Travel and Out-of-Pocket Expense Policy
Schedule 13.5                           Insurance Requirements

Exhibit 1                               Product Addenda and Statements of Work
                                        Product Addendum One (Switch Products)
                                        Product Addendum Two (IDLC Products)
                                        Product Addendum Three (IAD Products)
                                        Product Addendum Four (ConnectVu-ATP Products)
Exhibit 2                               *
Exhibit 3                               Virtual Collocation Software License Agreement
Exhibit 4                               First Amendment to Services Agreement



                               -vii-                                CONFIDENTIAL

                          MASTER PROCUREMENT AGREEMENT

         This Master Procurement Agreement ("AGREEMENT") is made and entered into this 28th day of April, 2000 (the "EFFECTIVE DATE"), by and between Allegiance Telecom, Inc., a Delaware corporation with a place of business at 1950 Stemmons Freeway, Suite 3026, Dallas, Texas 75207 ("ALLEGIANCE"), and Lucent Technologies Inc., a Delaware corporation with a place of business at 600 Mountain Avenue, Murray Hill, New Jersey 07974 ("LUCENT").

                                    RECITALS:

         WHEREAS, Allegiance provides telecommunications products and services to business, government and other institutional users, offering an integrated set of telecommunications products and services including, without limitation, local exchange, local access, domestic and international long distance, enhanced voice, data and a full suite of Internet services.

         WHEREAS, Allegiance wants to purchase from Lucent, and Lucent wants to supply Allegiance the Products and Services described herein, all in accordance with the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Allegiance and Lucent agree to the foregoing and as follows:

                              ARTICLE 1 -- GENERAL

         1.1      PROCUREMENT OF PRODUCTS.

                  1.1.1 GENERAL. This Agreement represents the terms and conditions under which Lucent and its Affiliates shall provide Products and/or Services to Allegiance and its Affiliates on a global, worldwide basis pursuant to product purchase addenda (each, a "PRODUCT ADDENDUM"), Statements of Work and/or purchase orders that are signed and issued by an authorized representative of Allegiance and developed in accordance with the terms and conditions set forth in this SECTION
         1.1 and the acquisition and provisioning terms and conditions set forth in ARTICLE 2. The signatories to any Procurement Document may be Affiliates of either party that are located in the country in which the Products and/or Services that are the subject of such Procurement Document are to be installed and/or retained, as applicable. In principle, Products and Services will be contracted under the terms of this Agreement between local Affiliates of the parties, if such Affiliates are established in the country where the Products are to be provided or the Services are to be performed. All Product Addenda and Statements of Work will be attached and incorporated herein as part of
         EXHIBIT 1.

                  1.1.2 PRODUCT ADDENDA. For Products of the same type including, by way of example, Switch Products, the parties have or will develop Product Addenda that set forth, among other things, complete pricing information for such Products, all as further described in
         SECTION 2.1. Allegiance or the applicable Allegiance Affiliate shall have the right to acquire Products that are the subject of a Product Addendum by initiating the provisioning process set forth in SECTION 2.1.6.

                  1.1.3 STATEMENTS OF WORK. For Products and/or Services that are unique or otherwise are not of the type that would be included in a Product Addendum including, by way of example,

         Custom Programming Services, Allegiance or the applicable Allegiance Affiliate shall have the right to acquire such Services from Lucent pursuant to a Statement of Work developed in accordance with SECTION 2.2.

         1.2 ACCOUNT ADMINISTRATION. In order to service Allegiance's needs, Lucent shall appoint the following Lucent personnel to perform the duties described below in this Section: a Lucent Vice President or higher-level officer (the "LUCENT OFFICIAL"), a centralized Lucent contract coordinator and administrator ("LUCENT ACCOUNT EXECUTIVE") and, as may be specified in the applicable Procurement Document, a Lucent project manager (each, a "LUCENT PROJECT MANAGER").

                  1.2.1 LUCENT OFFICIAL. The Lucent Official shall have full authority to contractually commit for, and make decisions with respect to, all Lucent matters as they relate to this Agreement. The Lucent Official shall attend all executive briefings as described in SECTION
         5.1.2. If, based on its experiences with the appointed Lucent Official, Allegiance believes that such individual is not authorized to make decisions for and on behalf of Lucent as described in this Section, at Allegiance's request, Lucent shall replace the Lucent Official with an individual that has the requisite authority as described in this Section.

                  1.2.2 LUCENT ACCOUNT EXECUTIVE. The Lucent Account Executive shall, among other things, administer the relationship between Allegiance and Lucent on a daily, weekly and monthly basis and act as a liaison between Lucent and Allegiance for all maters related to this Agreement and applicable Procurement Documents. The Lucent Account Executive shall have knowledge of the financial relationship between the parties as set forth in this Agreement and all Procurement Documents and shall have overall responsibility for ensuring Lucent's performance of all of its responsibilities and obligations as set forth therein. The Lucent Account Executive shall, among other things:

                           (a) Serve as the single point of contact at Lucent to
                  administer all aspects of this Agreement and all Procurement Documents;

                           (b) Ensure that all policies and procedures relating
                  to Lucent's administration of this Agreement and all Procurement Documents are applied consistently by Lucent and all of its Affiliates;

                           (c) Coordinate the provisioning and acquisition
                  processes set forth in ARTICLE 2;

                           (d) Have working knowledge of the terms and status of
                  this Agreement, including all Procurement Documents;

                           (e) Coordinate and provide all reports required under
                  this Agreement including, without limitation, those reports identified in SECTIONS 3.8, 5.7 and 8.6;

                           (f) Communicate to Lucent and all Lucent Affiliates
                  any Allegiance-specific technical considerations that may impact multiple Procurement Documents;

                           (g) Attend all executive briefings and, when
                  requested by Allegiance, status meetings; and

                           (i) Ensure the performance of each Lucent Project
                  Manager.

                                -2-                                 CONFIDENTIAL

         Allegiance shall appoint an Allegiance representative to serve as the counterpart to the Lucent Account Executive. Such Allegiance representative shall perform each of the roles and shall be responsible for each of the items enumerated in SUBSECTIONS (a) through (i) above to the extent such items are applicable to Allegiance.

                  1.2.3 LUCENT PROJECT MANAGER. Each Procurement Document may designate, as appropriate, a Lucent Project Manager for a given project. The Lucent Project Manager shall act as a liaison between Lucent and Allegiance for all matters related to the applicable Procurement Document and shall have overall responsibility for ensuring Lucent's performance of its responsibilities and obligations for a given project and/or as set forth in the applicable Procurement Document. If the parties agree not to designate a Lucent Project Manager for a particular Procurement Document, the Lucent Account Executive shall perform all of the duties of the Lucent Project Manager with respect to the such Procurement Document.

         1.3      STATUS OF CERTAIN EXISTING CONTRACTS.

                  (a) TERMINATION OF EXISTING CONTRACT. That certain General Agreement between Allegiance and Lucent dated October 16, 1997, and all amendments and addenda thereto (collectively, the "EXISTING CONTRACT"), shall terminate as of the Effective Date and have no further force or effect, and all Confidential Information disclosed by the parties thereunder shall be subject in all respects to the terms of this Agreement. Additionally, from and after the Effective Date, all Products and Services acquired by Allegiance pursuant to the Existing Contract shall be subject in all respects to the terms of this Agreement; provided, however, that the warranty period set forth in the Existing Contract shall be applicable to the Products and Services purchased thereunder.

                  (b) TERMINATION OF PROFESSIONAL SERVICES AGREEMENT. That certain Professional Services Agreement between Allegiance and Lucent dated March 23, 1998, and all amendments and addenda thereto, shall terminate as of the Effective Date and have no further force or effect, and all Confidential Information disclosed by the parties thereunder shall be subject in all respects to the terms of this Agreement. Additionally, from and after the Effective Date, all Services, if any, acquired by Allegiance pursuant to the Professional Services Agreement shall be subject in all respects to the terms of this Agreement.

                  (c) OCTEL CONTRACT. Concurrently with the execution of this Agreement, the parties have executed that certain First Amendment to Services Agreement attached hereto as EXHIBIT 4.

         1.4      SPECIAL TERMS RELATING TO GROWTH AND RESTRUCTURINGS.

                  1.4.1 ALLEGIANCE GROWTH AND RESTRUCTURINGS. If Allegiance acquires a new Affiliate following the Effective Date and such new Affiliate is a party to one (1) or more agreements with Lucent, Allegiance and/or such Affiliate shall have the right, upon written notice to Lucent, to terminate any and all existing agreements between such Affiliate and Lucent without liability or penalty, and all products and services acquired by such Affiliate from Lucent pursuant to such agreements thereafter shall be subject in all respects to the terms and conditions set forth in this Agreement. Notwithstanding the foregoing, if such existing agreements include purchase commitments or cover products and services for which a Product Addendum or Statement of Work is not then in effect under this Agreement, then the Lucent products and services acquired by such Allegiance Affiliate shall remain subject to the terms of the applicable existing agreements until such time as Allegiance and Lucent reach agreement with respect to the handling of such purchase

                                -3-                                 CONFIDENTIAL
         commitment and/or develop a mutually agreed Product Addendum or Statement of Work covering such products and services, as the case may be.

                  1.4.2 LUCENT GROWTH AND RESTRUCTURING. If Lucent acquires a new Affiliate following the Effective Date and such new Affiliate is a party to one (1) or more agreements with Allegiance, the products and services obtained and to be obtained by Allegiance pursuant to such agreements shall be subject in all respects to the terms of SECTIONS 9.2, 9.4, 9.5, 9.8, 9.9, 9.11, 9.12, 9.16, 13.2 and ARTICLE 12 of this
         Agreement as though such products and services originally were provided to Allegiance pursuant to this Agreement, provided that such terms will be in addition to and not replacements of any similar terms contained in such agreements (provided, however, that if and to the extent there is a conflict between such provisions, the provisions contained in this Agreement shall apply), it being the intent of the parties that such terms of this Agreement shall supplement the terms of such agreements. At the request of Allegiance, Lucent shall negotiate in good faith new product functionality and performance warranties for such new Affiliate agreements of the nature set forth in SECTIONS 9.1 and 9.3 of this Agreement, and upon completion of such negotiations shall agree to an amendment to the terms of the Agreement. If Lucent integrates and/or migrates support and maintenance services for such products and services within Lucent's support and maintenance structure, Lucent shall provide Support and Maintenance Services for such products and services under the Support and Maintenance Services terms of this Agreement; provided, however, that in the event the support and maintenance terms under the existing new Affiliate agreement are more favorable than the Support and Maintenance Services terms under this Agreement, Allegiance shall have the right to continue the support and maintenance terms under such existing new Affiliate agreement. Upon the request of Allegiance, Lucent shall negotiate in good faith the termination or other disposition of a new Affiliate agreement based on the business needs of Allegiance.

         1.5 BENEFITS OF AGREEMENT. All rights and benefits granted hereunder to Allegiance may be exercised and enjoyed by any Affiliate of Allegiance, and Allegiance shall have the right to lease all Products purchased under this Agreement to its Affiliates. References to Allegiance and to Lucent in this Agreement shall include the parties' respective Affiliates, as applicable and where the context so requires. Allegiance and Lucent shall be responsible for ensuring each of their respective Affiliates' compliance with their obligations hereunder including, without limitation, their compliance with the terms of SECTIONS 15.14.1 and 15.14.3, and their compliance with the confidentiality, licensing and payment obligations under this Agreement. For purposes of calculating volume commitments and discounts (if any) available under this Agreement that are based on volume, quantity or other measurement factor, the total volume of Allegiance and all of its Affiliates shall be considered to determine whether the applicable volume, quantity or other measurement factor has been achieved.

         1.6 RESTRICTIONS ON PRODUCT USE AND RESALE. All Lucent Products provided under this Agreement: (a) are intended for use in Allegiance's or its Affiliates' business operations and will not be resold by Allegiance to Third Parties unless Lucent has consented in writing to any such resale; provided, however, that nothing contained in this Section shall be argued or construed to constitute a restriction on the resale of used Products by Allegiance or any Allegiance Affiliate or for purposes of providing resellers and other communications companies with access to Allegiance's operations; and (b) shall be used solely in accordance with the terms and conditions of this Agreement and any applicable Procurement Document.

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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

         1.7      *

         1.8 DEFINITIONS. Capitalized terms used herein shall have the meanings ascribed to them in the body of this Agreement, in Procurement Documents and/or in the Schedules, Exhibits, Attachments, Addenda and other documents attached hereto, or as defined in SCHEDULE 1.8. Additional project-specific definitions may be set forth in the applicable Procurement Document.

         1.9 CONFLICTS IN INTERPRETATION. The following order of precedence shall be followed in resolving any inconsistencies between the terms of this Agreement and the terms of any Schedules, Exhibits, Attachments, Addenda and other documents attached hereto: (a) first, the terms contained in the body of this Agreement; (b) second, the terms of the Schedules, Exhibits, Attachments and Addenda to this Agreement (excluding Procurement Documents attached hereto as part of any Schedule, Exhibit, Attachment or Addendum which, for purposes of precedent, shall be treated as set forth in SUBSECTION (c) below), provided that no order of precedence shall be applied among such Schedules, Exhibits, Attachments and Addenda; (c) third, the terms of any Product Addendum or Statement of Work, including all Schedules, Exhibits, Attachments and Addenda thereto (but excluding any Lucent responses to an Allegiance request for proposal or request for information, which, for purposes of precedent, shall be treated as set forth in SUBSECTION (E) below), provided that no order of precedence shall be applied among such Product Addenda and Statements of Work;
(d) fourth, the terms of any purchase order signed and issued by an authorized representative of Allegiance and accepted by Lucent, including all Schedules, Exhibits, Attachments and Addenda thereto; (e) fifth, Lucent's response, if any, to an Allegiance request for proposal or request for information, which response shall be incorporated as part of the applicable Product Addendum or Statement of Work by this reference unless otherwise set forth in the applicable Product Addendum or Statement of Work; and (f) sixth, Documentation. The order of precedence described herein is graphically depicted in the attached SCHEDULE
1.9. Any attempt to alter or amend the terms and conditions contained in the Agreement through conflicting or inconsistent terms in a Procurement Document, Schedule, Exhibit, Attachment, Addenda or any other document shall be void and of no force and effect unless such conflicting or inconsistent terms specifically are identified as an amendment to this Agreement and such amendment is signed by an authorized representative of Allegiance as provided in SECTION 15.15, it being the parties' express understanding that any such alteration or amendment shall require a formal amendment to this Agreement.

                ARTICLE 2 -- ACQUISITION AND PROVISIONING PROCESS

         2.1 PRODUCT ADDENDA. All Product Addenda shall be developed by the parties in accordance with the terms set forth in SECTION 2.1.5 and shall include, as applicable, the items set forth in SCHEDULE 2.2.

                  2.1.1 PRODUCT ADDENDA FOR SWITCH PRODUCTS. Each Product Addendum that relates to Switch Products shall be subject to the general terms and conditions applicable to Switch Products set forth in
         SCHEDULE 2.1.1. Attached hereto as part of EXHIBIT 1 is Product Addendum One (Switch Products), that sets forth terms and conditions applicable to Allegiance's purchase from Lucent of Switch Products for deployment in North America.

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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

                  2.1.2 PRODUCT ADDENDUM FOR IDLC PRODUCTS. Attached hereto as part of EXHIBIT 1 is Product Addendum Two (IDLC Products), that sets forth terms and conditions applicable to Allegiance's purchase of IDLC Products from Lucent.

                  2.1.3 PRODUCT ADDENDUM FOR IAD PRODUCTS. Attached hereto as part of EXHIBIT 1 is Product Addendum Three (IAD Products), that sets forth terms and conditions applicable to Allegiance's purchase of integrated access Products from Lucent.

                  2.1.4 PRODUCT ADDENDUM FOR CONNECTVU-ATP. Attached hereto as part of EXHIBIT 1 is Product Addendum Four (ConnectVu-ATP), that sets forth terms and conditions applicable to Allegiance's purchase of ConnectVu-ATP Products from Lucent.

                  2.1.5 DEVELOPMENT OF PRODUCT ADDENDA. Allegiance and Lucent may mutually agree in writing following the Effective Date to develop and attach hereto Product Addenda. Each Product Addendum shall contain contract terms and conditions that are specific to the various types of Products and Services that Allegiance might acquire from Lucent under that Product Addendum, including terms and conditions that are legally required based on the countries in which such Products will be sold or installed and/or Services performed, including, without limitation, each of the following, as applicable:

                           (a) complete pricing information for the Product(s)
                  including, without limitation, all acquisition and/or licensing costs associated with Software, Equipment, Support and Maintenance Services, Enhancements, anticipated or projected Equipment upgrade charges, and the like;

                           (b) a general Certification Test Plan and
                  Installation Test Plan for the Products (developed in accordance with the terms set forth in ARTICLE 7);

                           (c) a general Implementation Workplan for the
                  Products;

                           (d) a list of countries in which the Product(s) are
                  homologated. Lucent shall notify Allegiance on a timely basis and in writing of additional countries in which the Products become homologated, or those countries in which the Products are no longer homologated, and such notification shall be attached to and become a part of the applicable Product Addendum;

                           (e) a list of countries in which Lucent is authorized
                  to sell and/or install the Product(s). Lucent shall notify Allegiance on a timely basis and in writing of additional countries in which it is authorized to sell and/or install the Products, or those countries in which Lucent is no longer authorized to sell and/or install Products, and such notification shall be attached to and become a part of the applicable Product Addendum; and

                           (f) a list of standard * for the Products;

                           (g) with respect to Products that will be installed
                  by Lucent, the site-readiness specifications for such Products; and


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

                           (h) the standard order-to-delivery interval for the
                  Products.

         Each future Product Addendum must be signed by a Vice President or higher-level officer of Allegiance, and by a duly authorized Lucent official, in order to be effective. Neither party shall be entitled to rely upon or to enforce the terms of any Product Addendum that is not authorized as provided in the preceding sentence. The terms and conditions set forth in the applicable Product Addendum shall apply to Allegiance's acquisition of the applicable Products regardless of whether such terms and conditions are incorporated by reference in the applicable Allegiance purchase order.

                  2.1.6 ORDERING PRODUCTS PURSUANT TO PRODUCT ADDENDA. This Section sets forth the process for Allegiance or the applicable Allegiance Affiliate to order Products from Lucent that are covered under a Product Addendum.

                           2.1.6.1 REQUESTS FOR QUOTE. All requests to acquire
                  Products covered under a Product Addendum shall be made by Allegiance by means of a "REQUEST FOR QUOTE" issued from time-to-time by Allegiance to the applicable Lucent representative. Each Request for Quote shall include, among other things: (a) identification of the applicable Product Addendum and a description of the Product(s) to be acquired from Lucent by Allegiance; (b) if required, a description of the functional capabilities and Performance Standards for the Product(s); (c) a description of the site at which the Product(s) will be installed; and (d) the start and completion dates for implementation of the Product(s).

                           2.1.6.2 QUOTES. Except as provided in SECTION
                  2.1.6.3, Lucent shall respond to any Allegiance Request for Quote in writing within ten (10) business days after its receipt thereof, or within such other period of time as the parties may mutually agree, by means of a "QUOTE" that shall include the items set forth in SCHEDULE 2.1.6.2, as applicable. Lucent shall be responsible for all costs and expenses incurred in preparing a Quote. The Quote must be signed by Lucent, and once signed shall constitute an offer to sell the Product(s) or other items on the terms set forth therein. Each Quote shall include and reference, among other things and as applicable:

                                    (a) an  agreement to supply the Product(s)
                           and/or Services requested in the Request for Quote and the proposed pricing for such Product(s) and/or Services;

                                    (b) a  statement as  to whether the
                           Product(s) constitute initial Product(s) or growth Product(s), and a list of any Third Party Products that are to be provided as part of the Product;

                                    (c) a statement of compliance with the terms
                           of the applicable Product Addendum and the Request for Quote and/or a list of exceptions, if any, to the terms of the Product Addendum and/or Request for Quote;

                                    (d) a Certification Test Plan and/or
                           Installation Test Plan prepared in accordance with the terms of ARTICLE 7;

                                    (e) an Implementation Workplan prepared in
                           accordance with the terms of SECTION 6.1;


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

                                    (F) a description of any Custom Programming
                           to be performed in connection with implementation of the Product(s) and a pricing proposal for such Custom Programming;

                                    (g) a detailed and complete description of
                           the assumptions underlying Lucent's recommended Equipment configuration; and

                                    (h) a confirmation by Lucent that it has
                           complied with any and all homologation requirements that are applicable to the Product and/or its use by Allegiance.

                           2.1.6.3 SHORT-FORM QUOTE. If requested by Allegiance
                  in its Request for Quote, within three (3) business days after its receipt of Allegiance's Request for Quote, Lucent shall provide to Allegiance a "SHORT-FORM QUOTE" that includes the items specified in this Section. Lucent shall be responsible for all costs and expenses incurred in preparing a Short-Form Quote. Each Short-Form Quote shall include: (a) a budgetary price or model price for the applicable Product(s); and (b) a statement as to the time frames required for Lucent to deliver and/or install the applicable Product(s). Following its review of the Short-Form Quote, Allegiance may request that Lucent submit a full Quote in accordance with the terms set forth in
                  SECTION 2.1.6.2.

                           2.1.6.4 NEGOTIATION OF QUOTE. If Allegiance disagrees
                  with the terms of the Quote, the parties shall discuss those items in the Quote about which the parties disagree, and Lucent shall thereafter revise the Quote to reflect the parties' agreed resolution of such items and resubmit the Quote to Allegiance for its approval. The foregoing process shall repeat as often as necessary until the parties have reached agreement on the terms of the Quote. Any obligation to acquire and/or license the Products and/or Services set forth in a Quote shall arise only when Allegiance issues a formal purchase order for the Products and/or Services as provided in
                  SECTION 2.3.

                           2.1.6.5 PURCHASE ORDERS FOR SWITCH PRODUCTS. The
                  parties acknowledge and agree that a formal manufacturing reservation process is required for Switch Products and that Lucent's obligation to meet the applicable delivery date shall be contingent on Allegiance issuing a purchase order for the applicable Switch Product on a mutually agreed date that takes into consideration such manufacturing reservation process.

         2.2 STATEMENTS OF WORK. Except for Products purchased pursuant to a Product Addendum, all other Products and Services will be acquired by Allegiance in accordance with a Statement of Work. All Statements of Work shall include the items referenced in SCHEDULE 2.2 that are appropriate to the Product(s) and/or Services being acquired thereunder.

         2.3 PURCHASE ORDERS. Subject to Allegiance's purchase commitment set forth in SECTION 10.7, Allegiance shall have no obligation to purchase Products and/or Services from Lucent, including pursuant to a signed Product Addendum or Statement of Work, except pursuant to a purchase order that is: (a) signed and issued by an authorized representative of Allegiance; (b) references this Agreement and the applicable Product Addendum or Statement of Work; and (c) is accepted by Lucent. Within twenty-four (24) hours (excluding Saturdays, Sundays and Lucent Holidays) of Lucent's receipt of a purchase order, Lucent shall confirm such receipt to Allegiance in writing. Lucent shall accept or reject such purchase order within five (5) business days following Lucent's receipt of the purchase order. If Lucent fails

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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

to accept or reject such purchase order within such five (5) business day period, the applicable purchase order shall be deemed accepted by Lucent. Receipt for purposes of this Section may be accomplished by e-mail transmission. If Allegiance desires an expedited response to the applicable purchase order, Allegiance shall contact the Lucent Account Executive who shall exercise best efforts to provide Lucent's response within the requested time frame. All Products shall be delivered to the site designated in the applicable purchase order. Orders placed by Affiliates for delivery of Products and/or Services performed outside of the United States and Canada will be made pursuant to an international Product Addendum or Statement of Work, as applicable. With respect to all Products, Lucent will ship the release/version level of such Product as noted by Allegiance on its purchase order, and Lucent shall not substitute a different release/version of such Products without Allegiance's prior consent.

         2.4      DELIVERY OF PRODUCTS.

                  2.4.1 GENERAL. Lucent shall cause the applicable Products to be delivered to the installation location on the date specified by Allegiance in the applicable Allegiance purchase order, provided such date is consistent with the order-to-delivery intervals set forth in the applicable Product Addendum or Statement of Work. Lucent shall pay all costs of warehousing (except as provided in SECTION 2.4.2), insurance and any reasonable additional costs associated with delivery of the Product(s). Allegiance shall pay the costs of freight.

                  2.4.2 BILL-AND-HOLD PRODUCTS. If an order is for Bill-and-Hold Products, the phrase "Bill-and-Hold" must clearly and conspicuously appear on the purchase order. If Allegiance orders Bill-and-Hold Products, Lucent will defer final shipment of such Product(s) until the final ship date indicated on the purchase order or such final ship date as is mutually agreed between the parties, provided that in no event shall Lucent be obligated to hold Bill-and-Hold Products longer than one (1) year from the date of the applicable purchase order. Allegiance agrees to pay to Lucent a mutually agreed monthly stocking fee for any Bill-and-Hold Products held beyond the final ship date indicated on the purchase order or another date mutually agreed upon by the parties.

                  2.4.3 PRODUCT DELIVERY DELAYS. Upon three (3) business days written notice to Lucent prior to the scheduled delivery date, Allegiance may suspend or reschedule delivery of Products not in excess of ninety (90) calendar days beyond the date originally scheduled for the delivery thereof *. If any Allegiance-requested delivery suspension continues for ninety (90) calendar days beyond the originally scheduled delivery date for a Product, Allegiance shall either: (a) cancel the order, in which case the terms of SECTION 2.5 shall apply; (b) authorize Lucent to deliver the applicable Products to Allegiance; or
         (c) agree with Lucent to extend such ninety (90) day period *.

         2.5 PRODUCT DELIVERY CANCELLATIONS. Each Product Addendum will specify the terms that apply to delivery cancellations for the Products covered by such Product Addendum.

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

                       ARTICLE 3 -- SOFTWARE AND EQUIPMENT

* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

         3.1      SOFTWARE LICENSE.

                  3.1.1 GRANT OF LICENSE. Upon delivery of Software and Documentation pursuant to this Agreement, subject to Allegiance's payment of the applicable fees and compliance with the applicable terms and conditions hereunder, Lucent grants to Allegiance a perpetual, worldwide (subject to SECTION 15.14.1, and except as may otherwise be set forth in the applicable Product Addendum or Statement of Work), unlimited number of users (except as may otherwise be set forth in the applicable Product Addendum or Statement of Work), non-assessable, fully paid, site unrestricted (except as may otherwise be set forth in the applicable Product Addendum or Statement of Work), non-transferable (except as set forth in SECTIONS 3.1, 3.5, 15.5 or in the applicable Product Addendum or Statement of Work), non-exclusive license: (a) for Allegiance and its Authorized Users to use the Software and Documentation; and (b) for Allegiance to copy the Software and Documentation as required for archival, backup, testing *. Notwithstanding the foregoing restrictions on transferability of Software licenses, but subject to any additional terms that may be set forth in the applicable Product Addendum or Statement of Work, in connection with a sale or pledge as security of any Lucent Products to a Third Party, Allegiance shall have the right to assign its Software license rights for Software included in such Lucent Products to such Third Party. Allegiance will provide all assistance reasonably requested by Lucent to enforce the license terms against any Third Party Authorized User.

                  3.1.2 OPTIONAL SOFTWARE FEATURES. Software licensed by Lucent to Allegiance under this Agreement may contain optional features which are separately licensed and priced. Optional features will not be activated by Allegiance without authorization from Lucent and Allegiance's payment of the applicable license fees, if any. If, in spite of Allegiance's commercially reasonable efforts to comply with the foregoing restriction, such features are activated, Allegiance promptly shall notify Lucent that such features were activated. If Lucent identifies activation of any such features in connection with the annual Product Assessment Review described in SECTION 1.8.3 of
         SCHEDULE 8.1, Lucent promptly shall notify Allegiance of the activation of such features. Upon any such notice by one party to the other party, at its option, Allegiance shall either discontinue its use of such features or, if otherwise a chargeable item to Allegiance, pay to Lucent the current license fees charged by Lucent for the activated features (subject to any applicable discounts that may then be available to Allegiance under this Agreement). Notwithstanding the foregoing, Allegiance shall * activate the Feature Activation Counting and Reconciliation feature ("FACR") in all 5ESS Switch Product Software, and Lucent shall provide to Allegiance on a quarterly basis all information compiled by Lucent through its use of FACR tracking. Lucent agrees that records and information gathered from the quarterly audits will be used exclusively for the purpose of billing Allegiance for optional RTU features activated by Allegiance.

                  3.1.3 VIRTUAL COLLOCATION. If a regional telephone operating company with which Allegiance is doing a "virtual collocation" (meaning a Product will be integrated into the regional telephone operating company's network) demands access to Software in order to ensure the regional telephone operating company's ability to maintain its network, Allegiance will provide such company with a copy of the Virtual Collocation Software License Agreement attached hereto as EXHIBIT 3 and advise the regional telephone operating company that it must sign and return the Virtual Collocation Software License Agreement to Lucent prior to being allowed access to the Software. Upon return of a properly executed Virtual Collocation Software License

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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

         Agreement, Lucent will provide Allegiance a copy of the Virtual Collocation Software License Agreement. Allegiance agrees not to provide access or disclose any part of the Software to the regional telephone operating company until Allegiance has received a copy of the applicable signed Virtual Collocation Software License Agreement.

                  3.1.4 OWNERSHIP RIGHTS RESERVED. No title or ownership of intellectual property rights to the Software and Documentation or any copy, translation, compilation or other derivative work are transferred to Allegiance hereunder, and title and ownership to such Software and Documentation shall remain with Lucent. Allegiance shall not disassemble, reverse compile, reverse engineer or otherwise translate the Software licensed hereunder; provided, however, that Allegiance may reverse engineer or decompile the Software for the purpose of creating an interoperable computer program. *

                  3.1.5 ADDITIONAL LICENSING TERMS. The parties may agree in a Product Addendum or Statement of Work to additional product-specific license terms.

         3.2      *

                  3.2.1    *

                  3.2.2 ACCESS TO SPECIFICATIONS FOR * DATA MODELS AND SIMILAR INFORMATION. Provided Allegiance has paid the applicable * license fee, if any, set forth in the applicable Product Addendum, Lucent shall provide to Allegiance for its use in written and, if available, electronic format, * Documentation and other similar information for each * (excluding * that are internal to Lucent's Products) or modification thereof provided to Allegiance. Lucent shall permit Allegiance and its Third Parties to access the data base structures, data models, data schema, table structures, object libraries and other data and software elements of the Products (excluding * that are internal to Lucent's Products) necessary to develop * as described in
         SECTION 3.2.1. Third Party access to * Documentation will be subject to written license agreements with Lucent on reasonable non-discriminatory terms, including a grant back of a nonexclusive license to use any and all improvements and modifications (and the intellectual property rights embodied therein) to Lucent's Products or the database structures or other data or software elements of the Products listed above. If Allegiance itself develops the * or modification thereof, Allegiance hereby grants Lucent a nonexclusive, worldwide, perpetual right to use, copy, distribute (by means of sublicenses), modify, make and have made such * or modification (and the intellectual property rights embodied therein).

         3.2.3 COOPERATION. Subject to the cost allocations set forth below in this SECTION 3.2.3, if a modification to an * is required due to a Regulatory Requirement or a change or problem in a Third Party system, Lucent shall cooperate with Allegiance to work with all applicable Third Parties to modify the * as necessary so that the * performs in accordance with the applicable Documentation, Specifications, Performance Standards and Regulatory Requirements. If an * modification is required because of a Third Party system change or problem, Lucent shall implement such modification pursuant to a Procurement Document or, if such modification relates to an existing Product Addendum or Statement of Work, such modification shall be implemented in accordance with the Change Order process described in SECTION 6.4. If such modification is required due to a failure of the Lucent

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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

         portion of the * to operate in accordance with the applicable Documentation, Specifications or Performance Standards, Lucent shall implement such modification at no additional cost to Allegiance in accordance with Lucent's warranties and Support and Maintenance Services obligations under this Agreement. If an * modification is required due to a Regulatory Requirement, such modification shall be implemented in accordance with the terms set forth in SCHEDULE 8.1 and/or the applicable Product Addendum or Statement of Work.

         3.3 CUSTOM PROGRAMMING. Allegiance shall have the right to request that Lucent develop Custom Programming including, without limitation, additional *. Within ten (10) business days following receipt of such request, Lucent shall advise Allegiance whether it will undertake such Custom Programming and, if Lucent agrees to undertake such Custom Programming, prepare and submit to Allegiance within ten (10) business days a written response that includes: (a) the items required to be included in a Change Response, as described in SECTION 6.4; and (b) a description of the functionality, interoperability and performance characteristics of the requested Custom Programming. If Allegiance issues a purchase order for the Custom Programming, Lucent shall provide to Allegiance a Statement of Work in accordance with the requirements set forth in
SECTION 2.2. Upon Allegiance's approval of the Statement of Work, Lucent shall perform the Custom Programming in accordance with the terms of such Statement of Work and this Agreement, including, without limitation, SECTION 9.8. Allegiance shall have the right to terminate any Custom Programming project upon five (5) business days prior written notice to Lucent, provided that in such event: (a) Lucent shall discontinue the terminated Custom Programming Services; (b) Allegiance shall pay to Lucent the cost of any such Services provided, pro-rated, as appropriate, for any fixed-fee Custom Programming project, and the cost of the actual expenses incurred by Lucent as of the date of termination; and (c) Lucent shall provide to Allegiance any intermediate and/or partial versions of such Custom Programming and any related Documentation resulting from such Custom Programming project; provided, however, that such Software shall be provided to Allegiance without warranty.

         3.4      *

                  3.4.1    *

                  3.4.2    *

                  3.4.3    *

         3.5 TRANSFER RIGHTS . Subject to network usage or other limitations that may be set forth in the applicable Product Addendum or Statement of Work, Allegiance shall have the right to transfer the Software to a different operating system and/or to substitute, switch, exchange or replatform the Servers on which the Software operates at no additional Software license fees or other additional costs to Allegiance, provided that, in any such case, Lucent supports the operating system and/or Servers to which Allegiance proposes to transfer the Software. Provided Allegiance follows Lucent's instructions contained in the Documentation or otherwise provided through training or Lucent's Support and Maintenance Services, Lucent shall provide assistance to Allegiance, at no additional cost, to address and/or correct any Product migration problems encountered in connection with such transfer; otherwise, such assistance shall be provided at the Service Rates. If Allegiance engages Lucent to perform Services in connection with any such transfer, substitution, switching, exchanging or replatforming, such Services shall be provided at the Service Rates.

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

         3.6      EQUIPMENT.

                  3.6.1 EQUIPMENT AND EQUIPMENT CONFIGURATION. Each Procurement Document will include a list of the Equipment components recommended by Lucent to operate the Product that will be provided by Lucent to Allegiance under such Procurement Document and/or a list of Equipment components that will be provided by Lucent under such Procurement Document. Allegiance shall retain the right to purchase Equipment directly from Third Party vendors. All Equipment purchased under this Agreement that is manufactured and/or supplied by Third Parties shall include the original manufacturer's warranty.

                  3.6.2 CLEI CODES. All Equipment components purchased by Allegiance from Lucent shall be marked by Lucent with a CLEI code. With each Equipment invoice, Lucent shall provide to Allegiance an electronic list of the CLEI codes for each Equipment component purchased thereunder.

                  3.6.3 TITLE, RISK OF LOSS. Upon shipment of any Equipment sold by Lucent to Allegiance hereunder, Lucent shall provide to Allegiance a bill of sale transferring title to such Equipment to Allegiance free of any and all liens or encumbrances. Lucent shall represent and warrant in such bill of sale that the Equipment and any components thereof are entirely new. Risk of damage or loss to the Equipment shall pass to Allegiance upon delivery of the Equipment to the installation location specified in the applicable Allegiance purchase order; provided, however, that: (a) Lucent shall remain responsible for damage or loss to Equipment caused by its employees, agents and subcontractors; and
         (b) if Allegiance specifically requests delivery of Equipment to a Third Party value-added shipping agent (including, for example, Pegasus for IDLC Products), risk of loss or damage shall pass to Allegiance upon delivery to the Allegiance-designated Third Party value-added shipping agent.

                  3.6.4 SUBSTITUTIONS. Lucent shall not substitute any item of Equipment (excluding upgrades or updates to component parts that do not affect the form, fit, function or performance characteristics of the Equipment) for another item of Equipment without Allegiance's prior written consent. Lucent may be permitted to substitute temporarily an item of Equipment that does not meet the criteria set forth above if:
         (a) any ordered item of Equipment is unavailable to meet the delivery requirements of Allegiance as specified in the applicable Procurement Document; (b) Lucent provides prior written notice of the substitution to Allegiance; and (c) Allegiance consents in writing to the proposed substitution, which writing must be signed by the Allegiance Project Manager or higher-level signatory of Allegiance. If Lucent substitutes an item of Equipment as described herein, the cost of installation and removal of such substitute Equipment shall be at Lucent's sole cost and expense. Title to any temporarily substituted Equipment shall at all times remain with Lucent, provided that if Allegiance elects to accept such items, title shall pass to Allegiance upon Product Acceptance, and Lucent shall have the right to invoice Allegiance for such items.


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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

                  3.6.5    REPLACEMENT PARTS FOR EQUIPMENT AND RELATED FIRMWARE.

                           3.6.5.1 AVAILABILITY. For a minimum period of *
                  following Allegiance's receipt from Lucent of any notice of Product discontinuance for the applicable Product, which notice of Product discontinuance shall be provided not less than one (1) year prior to the date of Product discontinuance, Lucent shall make available for purchase by Allegiance functionally equivalent or better replacement parts for all Equipment and related firmware (meaning that such replacement parts shall be equivalent or better in form, fit, function, capacity and performance) to maintain the Equipment and related firmware in conformance at the time supplied with the applicable Documentation, Specifications, Performance Standards and Regulatory Requirements. On-site options for spare and replacement parts, if any, shall be agreed to by the parties pursuant to a Procurement Document. Allegiance shall be treated as a priority customer of Lucent for purposes of providing spare and replacement parts, within Lucent's top ten percent (10%) of customers.

                           3.6.5.2 THIRD PARTY PARTS. Notwithstanding the terms
                  of SECTION 3.6.5.1, Allegiance shall not be obligated to purchase replacement parts from Lucent, and Allegiance shall have the right to procure replacement parts from any source. If Allegiance procures replacement parts from sources other than Lucent for reasons other than Lucent's failure to make such replacement parts available, then at Allegiance's request and expense, Lucent shall submit such replacement parts to the testing and certification process described in SECTION 3.7. If Allegiance is required to procure replacement parts from a source other than Lucent due to Lucent's failure to make replacement parts available as required by this Section, then
                  * Lucent shall submit such replacement parts to the testing and certification process described in SECTION 3.7. If Allegiance-supplied replacement parts become certified as Compatible Products, Allegiance shall have the right to use such replacement parts as part of any Products without affecting the warranties set forth in ARTICLE 9 or the applicable Procurement Document.

                           3.6.5.3 EQUIPMENT REPAIR AND/OR REPLACEMENT. All
                  Equipment and related firmware to be repaired or replaced shall be shipped at Allegiance's expense and risk of loss to a location designated by Lucent, and repaired or replaced Equipment and related firmware shall be returned by Lucent to Allegiance at Lucent's expense and risk of loss. If Lucent provides to Allegiance advance replacement parts for any Equipment and/or related firmware and Allegiance does not return the corresponding defective item of Equipment and/or related firmware to Lucent within thirty (30) calendar days following Lucent's shipment of such replacement part to Allegiance, Allegiance shall be responsible for the cost of the replacement part; provided, however, that Lucent shall have the right to bill such charges only to an open purchase order designated by Allegiance for advance shipments of replacement parts. With respect to Lucent Products that are not readily returnable for repair, Lucent shall repair or replace such Products at Allegiance's site, provided that Allegiance shall make such Products accessible to Lucent without charge. During the applicable Warranty Period, Lucent shall be responsible for all costs related to such repair or replacement, and following completion of such repair or replacement, Lucent shall restore the site.

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

                           3.6.5.4 REPORTING. Provided Allegiance elects to
                  obtain Lucent's NetCare(R) Services, Lucent shall provide to Allegiance on a quarterly basis reports, at no additional cost, specifying the types of Equipment and related firmware replaced by Lucent during the preceding quarter along with the nature of the Product Defects causing such replacement. If Allegiance terminates NetCare(R) Services for the applicable Product, Allegiance may obtain such reports on a time-and-materials basis at the Service Rates.

                  3.6.6 DISCONTINUATION OF PRODUCTS. Lucent shall notify Allegiance of the discontinuation of any Products at least one (1) year prior to such discontinuation. If Lucent fails to provide Allegiance with such discontinuation notice, Lucent shall provide Allegiance with any replacement parts for such discontinued Products at the price of the part in effect prior to such discontinuation. Nothing contained herein shall be construed to diminish Lucent's Support and Maintenance Services obligations set forth in ARTICLE 8 nor Lucent's obligations under SECTION 3.6.5.

                  3.6.7 SITE PREPARATION. The terms of this Section shall apply only when Lucent will be performing installation Services requested by Allegiance. Each Product Addendum and Statement of Work may set forth the specifications and guidelines that the manufacturer of the Products prescribes for proper installation and operation of the Products. In consultation with Lucent, Allegiance shall prepare the installation location in accordance with such specifications and guidelines. Upon written notice from Allegiance that such requirements have been fulfilled, Lucent shall inspect the installation site and either acknowledge in writing that the installation site is suitable for effective installation and operation of the Products, or advise Allegiance in writing that the installation site does not materially comply with such requirements and the reasons for such material noncompliance. The suitability of Allegiance's site preparation shall be deemed properly prepared if Lucent has failed to submit a written statement of noncompliance to Allegiance before the earlier of: (a) five (5) calendar days following the date of Lucent's site inspection; and (b) five (5) calendar days following Allegiance's notice that the installation site requirements have been fulfilled, provided that Allegiance shall not give notice that the installation site requirements have been fulfilled more than five (5) calendar days prior to the commencement of installation activities with respect to the applicable Product, and Lucent shall not be excused for any delay in achieving any Critical Path Milestone if the cause of such delay is based upon Lucent's failure to notify Allegiance of any such noncompliance.

         3.7 COMPATIBLE PRODUCTS. To the extent available, Lucent shall provide to Allegiance a listing of all Third Party hardware and software components that may be used by Allegiance to operate with the Products acquired under a Product Addendum or Statement of Work without adversely affecting the representations, warranties and covenants contained in ARTICLE 9 ("COMPATIBLE PRODUCTS"). Such Compatible Products shall include new Third Party hardware and software components that Lucent may add or certify from time to time. If Allegiance wants to certify any Allegiance-supplied product ("ALLEGIANCE-SUPPLIED PRODUCT") as a Compatible Product (including, without limitation, Third Party replacement parts as described in SECTION 3.6.5), Allegiance shall submit such Allegiance-Supplied Product to Lucent for testing and certification and Lucent shall perform such testing and certification for a mutually agreed upon fee or at the Service Rates set forth in SCHEDULE 10. Lucent shall not unreasonably withhold its certification of any Allegiance-Supplied Product as a Compatible Product.

         3.8 PURCHASE ORDERS AND SHIPMENT REPORTS. Upon Allegiance's request, Lucent shall furnish to Allegiance, in a form agreeable to the parties, monthly purchase order and shipment reports and/or quarterly invoice summary reports.

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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

                              ARTICLE 4 -- SERVICES

         4.1 GENERAL. Lucent shall perform Services in accordance with the terms set forth in this Agreement and in the applicable Product Addendum or Statement of Work.

         4.2      RIGHT TO ACCESS; IDENTIFICATION CREDENTIALS; FACILITY RULES.

                  4.2.1 RIGHT OF ACCESS. Upon reasonable prior notice, each party shall provide to the other party reasonable physical access to its facilities in connection with the performance of such party's obligations hereunder. Access to a party's facilities shall be subject to such party's security rules, policies and procedures. No charge shall be made for such access. If, in connection with providing Services hereunder, Lucent requires access to the facilities of a local exchange carrier's collocation environment, Lucent shall comply with any requirements such local exchange carrier imposes on its own employees with respect to facility security and drug screening tests.

                  4.2.2 IDENTIFICATION CREDENTIALS. Each party shall have the right to require the other party's employees, agents, representatives and subcontractors to exhibit identification credentials issued by such party in order to exercise any right of access under this Agreement.

                  4.2.3 FACILITY RULES. All employees, agents, representatives and subcontractors of a party shall, while on the other party's premises, comply with all rules and regulations that have been provided to such party. Lucent shall acquaint itself with the conditions governing the delivery, receipt and storage of Products at the installation site so that Lucent's installation activities will not unduly interfere with Allegiance's day-to-day operations at the installation site. Lucent shall not stop, delay or interfere with Allegiance's day-to-day operations without the prior written consent of an authorized Allegiance representative. Lucent shall provide and maintain sufficient covering to protect Allegiance's equipment, furniture and other items from Lucent's installation activities.

         4.3 COMPLIANCE WITH LOCAL EMPLOYMENT/LABOR LAWS. Lucent or its Affiliates shall be responsible for compliance with all applicable laws, rules and regulations with respect to all Lucent and/or its Affiliates, employees and agents including, without limitation, employment of labor, hours of labor, working conditions, payment of wages and payment of taxes, unemployment, social security and other payroll taxes, including obtaining applicable contributions from such personnel when so required by law.

         4.4      *

                      ARTICLE 5 -- ACCOUNT ADMINISTRATION,
                        PROJECT MANAGEMENT AND PERSONNEL

         5.1      GENERAL ACCOUNT ADMINISTRATION.

                  5.1.1 COVENANT OF COOPERATION. Lucent shall cooperate fully with Allegiance as necessary to install and implement each Product and to complete each project, and shall disclose such information to Allegiance relating to Lucent, the Products and Services as may be required or necessary to install and implement each Product and to complete each project. The parties agree

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

         that joint planning and experienced personnel are critical factors for successful completion of each project and Product implementation.

                  5.1.2 EXECUTIVE BRIEFINGS. Lucent acknowledges that the Products are a significant investment involving a substantial commitment from Allegiance in the form of monies, resources, time and effort. Lucent further acknowledges that the Products are composed of dynamic and constantly changing and evolving technologies and that Allegiance will, therefore, require quarterly (or more frequent intervals at Allegiance's request) executive briefings from key Lucent executives (at a level mutually agreed upon by the parties) at locations specified by Allegiance regarding the status of, and developments affecting, Allegiance's investment including, without limitation a description of all features and functions that Lucent expects to include in future releases of the Products. As a dynamic telecommunications systems provider, Allegiance wants to incorporate new and valuable technologies into its telecommunications products, systems and services on an ongoing basis as it may deem appropriate. Accordingly, subject to any applicable Third Party non-disclosure obligations, Lucent agrees to advise Allegiance of all technological advances and breakthroughs of which it is aware that are relevant to the Products and that may enhance the functionality, reliability, performance and/or other qualities of the Products. Except as otherwise provided in this Agreement, equipment, software and services necessary to implement such new technologies are acknowledged to be outside the cost of the Products.

                  5.1.3 REVIEW OF CONTRACTUAL MATTERS. In addition to reviewing Lucent's technological developments as provided in SECTION 5.1.2, the parties agree to review in their periodic executive briefing sessions key matters relating to the parties' obligations under this Agreement including, without limitation:

                           (a) Lucent's ability to administer Allegiance's needs
                  on a global basis;

                           (b) performance of the Products;

                           (c) the financial arrangements set forth herein;

                           (d) Allegiance's satisfaction with the Allegiance
                  Account Team, including the Allegiance Account Teams' service levels and responsiveness to Allegiance's needs;

                           (e) future Allegiance business and technical needs;
                  and

                           (f) such other matters as one party may bring to the
                  other.

         5.2 LUCENT COOPERATION WITH CONSULTANTS. Lucent acknowledges that Allegiance is now and will be, during the course of this Agreement, working with a number of Third Parties in developing, installing, maintaining and supporting Allegiance's telecommunications products, systems and services, and Lucent shall cooperate with Allegiance to work with all Third Parties as may be necessary to accomplish such activities. Lucent shall disclose, or shall authorize Allegiance to disclose, as applicable, Lucent Confidential Information as requested by Allegiance to Third Parties who have a need to know such Confidential Information in order to perform services for Allegiance, provided that such Third Parties are subject to written agreements containing obligations to maintain the confidentiality of Lucent's Confidential Information with Allegiance and are not direct competitors of Lucent.

         5.3 LUCENT PERSONNEL. Lucent shall provide sufficient qualified personnel with appropriate experience to perform Lucent's obligations hereunder in accordance with the Services warranty set forth in SECTION 9.8.

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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

         5.4 REMOVAL OF LUCENT PERSONNEL BY ALLEGIANCE. Allegiance shall have the right to require Lucent to replace any Lucent personnel whom Allegiance deems to be unfit or otherwise unsatisfactory to perform Lucent's duties hereunder. During the ten (10) business day period following such request for replacement, designated representatives from each party shall meet to discuss the request and any alternative solutions; however, if a solution acceptable to Allegiance has not been reached by the end of such ten (10) business day period, Lucent shall remove such Lucent personnel and replace such personnel in accordance with the terms of SECTION 5.5. Race, gender, age, religion, national origin and other legally discriminatory characteristics shall not be valid grounds for any such request by Allegiance.

         5.5 REMOVAL/REASSIGNMENT OF LUCENT PERSONNEL BY LUCENT. Lucent shall exercise reasonable best efforts to not remove or temporarily reassign from Allegiance's account and/or projects, as applicable: (a) the Lucent Account Executive; (b) any Lucent Project Manager or other Key Personnel; and/or (c) any installation team personnel, in each case prior to the date on which such personnel have completed performance of the Lucent obligations that they have been assigned to perform under this Agreement and/or the applicable Procurement Document. If it becomes necessary to remove or temporarily reassign any such personnel, Lucent shall ensure that: (d) Allegiance is given prompt notice of the anticipated removal/reassignment; (e) prior to removal/reassignment of the applicable personnel, Lucent has identified the replacement personnel, which replacement personnel must possess comparable experience and training as the individual whom Lucent intends to replace/reassign; and (f) at no additional cost or expense to Allegiance, the personnel to be removed/reassigned must work with the replacement personnel for a mutually agreed transition period, the duration of which shall be jointly determined by the parties based on the duties and responsibilities of the person being replaced/reassigned. At no time shall there be a vacancy or gap in the position of Lucent Account Executive, Lucent Project Manager or other Key Personnel unless otherwise agreed to by the parties in writing. * Provided the replaced/reassigned personnel remains employed by Lucent, such personnel shall continue to be available by telephone to answer any questions relating to the duties and obligations formerly preformed by such personnel. Either party's request for removal or reassignment of personnel shall not excuse Lucent from meeting any Critical Path Milestones.

         5.6 ALLEGIANCE PERSONNEL. Allegiance shall provide personnel to perform its obligations under this Agreement and any Procurement Document, including a Product and/or Project Manager, as applicable, for each Product or project (each an "ALLEGIANCE PROJECT MANAGER"), who may be identified in the applicable Product Addendum or Statement of Work, act as a liaison between Lucent and Allegiance, coordinate Allegiance resources, coordinate Allegiance personnel, and have overall responsibility for meeting Allegiance's responsibilities and obligations.

         5.7 STATUS MEETINGS AND REPORTS. On the dates and at the locations specified in the applicable Implementation Workplan, and in any event no less than monthly, the Lucent Project Manager and other Key Personnel, the Allegiance Manager, other appropriate representatives of the parties and any necessary Third Parties shall meet at an Allegiance-designated site or by telephone conference, as determined by Allegiance, to discuss the status of Product installations and, as applicable, each project, and any difficulties or issues that may exist, including personnel issues and any proposed changes to any Critical Path Milestones and/or changes to any date or other item set forth in the applicable Implementation Workplan. The parties acknowledge that any change of a Critical Path Milestone date shall require a mutually agreed Change Order. The parties shall keep records of all status meetings and issue copies of the records to all meeting attendees. At each status meeting, Lucent shall present to Allegiance a written

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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

report of the status of each Product installation and/or project covering the items identified in SCHEDULE 5.7. The report shall include a summary, in such detail as Allegiance shall reasonably request, of: (a) the accomplishments and difficulties encountered during the prior reporting period; (b) suggestions and proposed actions for dealing with and resolving any identified difficulties and the anticipated results during the next reporting period; (c) a comprehensive and consolidated log of all outstanding Product or project-related problems identified by Allegiance and Lucent that remain to be resolved; and (d) if applicable, identification of any Allegiance or Third Party delays or other circumstances known by Lucent that Lucent claims have impacted or will impact its ability to meet any Critical Path Milestone. Allegiance shall have the right to assume that Lucent does not know of any problems, difficulties or issues that may have an adverse impact on the installation of Products or on a project (whether from a timing, cost or performance standpoint) unless Lucent specifically identifies such problems, difficulties or issues in its written status reports.

         5.8 ADMINISTRATION OF PROJECTS. The Allegiance Project Manager and the Lucent Project Manager and/or Lucent Account Executive, as applicable, for the applicable Product Addendum or Statement of Work shall administer each Procurement Document, the Change Order process set forth in SECTION 6.4 and all decisions requiring the consent and/or approval of the other party, except for those decisions requiring the consent and/or approval of Allegiance pursuant to the terms set forth in SECTIONS 15.5, 15.6 and 15.15, which consent and/or approval shall be effective only upon a written notice signed by a Vice President or higher-level officer of Allegiance. All consents and/or approvals made in contravention of the terms set forth in this Section shall be void and of no force and effect. The Allegiance Project Manager, Lucent Project Manager and/or Lucent Account Executive shall be responsible for identifying within their respective organizations the individual(s) authorized to sign a Change Order based on the dollar value of such Change Order.

                  ARTICLE 6 -- INSTALLATION AND IMPLEMENTATION

         6.1 IMPLEMENTATION WORKPLAN. When applicable for a particular project or Product installation, a detailed implementation workplan ("IMPLEMENTATION WORKPLAN") shall be developed jointly by the parties and made a part of the applicable Product Addendum or Statement of Work. The Implementation Workplan shall include, as applicable: (a) identification of all milestone events and interdependent milestone events; (b) identification of all critical path milestones ("CRITICAL PATH MILESTONES") and the commencement and completion dates for such Critical Path Milestones; (c) a detailed description of all activities to be performed by Lucent and Allegiance, including task and sub-task activities, the party responsible for, and the location of, on-site or off-site, such activities; (d) for any Services rendered on a time-and-materials basis, the number of hours required to perform each activity, task, sub-task and Critical Path Milestone; (e) a detailed description of all activities to be performed by Third Parties with whom Lucent is contracting including task and sub-task activities; (f) identification of all interdependent activities; (g) the dates and locations of scheduled status meetings, pursuant to SECTION 5.7;
(h) commencement and completion dates for the Product installation(s) or project; and (i) commencement and projected end dates for Certification Testing and Installation Testing, as applicable. The commencement and completion dates for the Product installation(s) and/or project and related Critical Path Milestones and any payment milestones shall not be changed without the prior written consent of Allegiance.

         6.2      *

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         6.3      SPECIFICATIONS AND PERFORMANCE STANDARDS. Unless otherwise stated in the applicable Product Addendum or Statement of Work, Lucent and Allegiance shall develop for each Product, Services or project, as applicable, technical specifications applicable to the Products and/or Services to be delivered by Lucent ("SPECIFICATIONS") and Performance Standards that Lucent must meet under the terms of this Agreement and applicable Procurement Document.

         6.4 CHANGE ORDER PROCEDURE. If either party believes that a change in a Procurement Document, Implementation Workplan, project or other development effort (whether in time frames, costs or deliverables) is necessary or desirable, such party shall submit a written change request to the other (a "CHANGE REQUEST"). Lucent shall not charge Allegiance a fee for de minimis change orders that occur with respect to a particular Product installation, project or other development effort; provided that the determination of whether a change order is "de minimis" in nature shall be made with respect to the entirety of such Product installation, project or other development effort. Accordingly, if Change Requests are made, they will be presumed not to impact the fees under this Agreement; provided, however, that if the Change Request consists of other than a de minimis deviation from the scope of the Product installation, project or other development effort, Lucent shall provide Allegiance with written notification of such other deviation within five (5) business days after receipt of the Change Request. If agreed to by Allegiance, a change in the fee, if any, shall be made. If Allegiance initiated the Change Request, within five (5) business days of Lucent's receipt of such Change Request, Lucent shall provide to Allegiance a written statement describing in detail: (a) the impact on the performance of the Product, project or other development effort, if any, and the modifications to the Product, project or other development effort that will be required as a result of the Change Request including, without limitation, changes in the Products and Services; (b) the effect of the Change Request on the applicable Implementation Workplan, project or other development effort including any impact on any Critical Path Milestone dates; and (c) an estimate of the cost to implement each Change Request (collectively, the "CHANGE RESPONSE"). If Lucent submits a Change Request to Allegiance, such Change Request shall include the information required for a Change Response. Allegiance shall accept or reject any Change Response or Lucent-initiated Change Request, as applicable, within ten (10) business days after receipt of same from Lucent. If Allegiance accepts a Change Response or Lucent-initiated Change Request in writing, such Change Response, together with Allegiance's Change Request or such Lucent-initiated Change Request, shall be deemed to be a "CHANGE ORDER" and shall become part of this Agreement and the applicable Product Addendum or Statement of Work. If Allegiance rejects Lucent's Change Response or Lucent-initiated Change Request or fails to respond to Lucent in the time frame identified above, Lucent shall proceed to fulfill its obligations under this Agreement and the applicable Procurement Document. The parties may agree to different Change Order procedures pursuant to a Product Addendum or Statement of Work.

         6.5 CONVERSIONS. If any conversions are required with respect to a Product, Allegiance and Lucent will develop a conversion plan pursuant to the applicable Product Addendum or Statement of Work that details the methods and procedures Lucent plans to use to effectuate such conversion. When finalized, such conversion plan shall be attached to the applicable Product Addendum or Statement of Work.

         6.6      INSTRUCTION AND TRAINING.

                  6.6.1 GENERAL. Lucent shall provide to Allegiance the training Services described in the applicable Product Addendum or Statement of Work for the fees (if any) set forth therein.

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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

                  6.6.2 * TRAINING *. **Training Services shall be made available to Allegiance on a timely basis given Allegiance's installation schedule. Within reason, class sizes at Allegiance's location shall not be limited in number. Allegiance shall reimburse Lucent for expenses incurred by on-site instructors in accordance with
         SECTION 10.3. Lucent shall provide to Allegiance a descriptive list of its current class offerings upon Allegiance's request. Lucent shall provide reports to Allegiance on a quarterly basis that specify the status of Allegiance's accumulation and use of training credits as provided herein.

         6.7 ACCESS TO FIRST OFFICE APPLICATION AND BROADCAST WARNING MESSAGES. At any time upon Allegiance's request, and automatically in the case of any known problems, Lucent shall provide to Allegiance all first office application test results and BWMs relating to any of the Products acquired by Allegiance hereunder. Allegiance acknowledges that: (a) Lucent shall in no event be required to disclose the identity of any Lucent customer to which such items may relate; and (b) all first office application test results provided by Lucent to Allegiance are subject to the confidentiality restrictions set forth in
ARTICLE 12.

                      ARTICLE 7 -- TESTING AND ACCEPTANCE

         7.1 GENERAL. Switch Products shall be tested in accordance with the testing procedures set forth in SECTION 2 of SCHEDULE 2.1.1. All other Products shall be tested in accordance with a Certification Testing process or Installation Testing process described below in this ARTICLE 7. With respect to such other Products: (a) new Products and new releases and/or new versions of Products shall be subject to the Certification Testing process, and once such Product has been Certified as set forth in SECTION 7.3, additional units of such Products shall then be subject to Installation Testing as set forth in SECTION 7.4; (b) existing, generally available Products (except for new releases and/or new versions of Products that have not previously been subjected to Certification Testing) shall be subject to Installation Testing only; and (c) the parties agree that versions of the Products identified in SCHEDULE 7.1 shall be subject to Installation Testing only.

         7.2 CERTIFICATION TESTING. Certification Testing for new Products and new releases and/or new versions of Products shall involve testing within a prescribed operating environment and will be conducted pursuant to a test plan to be jointly developed by the parties ("CERTIFICATION TEST PLAN"), which will incorporate testing methodologies to confirm that the Products operate in accordance with the applicable Documentation, Specifications, Performance Standards and Regulatory Requirements. A Certification Test Plan may be subject to modification if a Product is recertified as provided below in this Section. The time period for Certification Testing shall be set forth in the applicable Product Addendum, Statement of Work or Certification Test Plan. Each Certification Test Plan will describe the exact scope, methodologies and procedures (including expected performance results) for testing the Product, and may involve deployment of several Product units in different locations and within different operating environments. Certification Testing shall include lab testing and live, operational testing in Allegiance's network. Allegiance shall have the right to modify or amend the scope, methodologies and procedures for executing the testing process to include additional testing criteria as may be reasonably necessary and agreed to by Lucent, and Lucent shall not unreasonably withhold such agreement. If any Defects are discovered as a result of Certification Testing, Lucent shall promptly correct such Defects.

                                -21-                                CONFIDENTIAL

         7.3 PRODUCT ACCEPTANCE. The following conditions are necessary for a Product to achieve "PRODUCT ACCEPTANCE": (a) all Material Defects identified during Certification Testing have been corrected by Lucent; and (b) Lucent has provided to Allegiance all Documentation and other deliverables required to be provided to Allegiance pursuant to the applicable Product Addendum or Statement of Work. Allegiance's use of the Product in a live, production environment shall not by itself constitute Product Acceptance (under contract law or the Uniform Commercial Code of Illinois). When Lucent believes that all conditions necessary for a Product to achieve Product Acceptance have been met, Lucent shall present to the applicable Allegiance Project Manager for signature an "ACCEPTANCE CERTIFICATE", which Acceptance Certificate shall be in the form attached hereto as SCHEDULE 7.3. If Allegiance disagrees that the conditions required for Product Acceptance have been met, within ten (10) business days following its receipt of the Acceptance Certificate from Lucent, Allegiance shall detail its objections in writing. If Allegiance fails to object to Lucent's Acceptance Certificate within the ten (10) business day period described in the preceding sentence, Product Acceptance will be deemed to have occurred with respect to the applicable Product. Lucent acknowledges that the Acceptance Certificate must be signed by the applicable Allegiance Project Manager or his or her designee, and Lucent shall not be entitled to rely on any signature by any Allegiance employee, agent or representative other than such Allegiance Project Manager or his or her designee. A Product will be "CERTIFIED" when Allegiance determines the Product is stable within a prescribed operating environment and can be migrated to an Installation Testing process. Changes to an operating environment may require, at Allegiance's election, a re-certification testing process for the Product for such changed operating environment.

         7.4 INSTALLATION TESTING. For additional units of Products that are Certified as provided in SECTION 7.3, and for existing, generally available Products (except for new releases and/or new versions of Products that have not previously been Certified), installation test plan(s) ("INSTALLATION TEST PLAN(S)") shall be jointly developed by the parties and attached to the applicable Product Addendum or Statement of Work, and such Products will be subject to Installation Testing in accordance with the Installation Test Plan. An Installation Test Plan may be subject to modification if a Product is re-Certified under SECTION 7.3. The time period for Installation Testing shall be set forth in the applicable Product Addendum, Statement of Work or Installation Test Plan. If any Defects are discovered as a result of Installation Testing, Lucent shall promptly correct such Defects.

         7.5 INSTALLATION ACCEPTANCE/PROJECT ACCEPTANCE. The following conditions are necessary for "INSTALLATION ACCEPTANCE" or, with respect to projects, "PROJECT ACCEPTANCE" to occur: (a) all Material Defects identified during Installation Testing have been corrected by Lucent; and (b) Lucent has provided to Allegiance all Documentation and other deliverables relating to that Product or project in accordance with the terms of this Agreement and the applicable Procurement Document(s). Nothing else, including Allegiance's use of the Product or any portion thereof in a live, production environment, shall by itself constitute Installation Acceptance or Project Acceptance (under contract law or the Uniform Commercial Code of Illinois). When Lucent believes that all conditions necessary to achieve Installation Acceptance or Project Acceptance, as applicable, have been met, Lucent shall present to the applicable Allegiance Project Manager for signature an Acceptance Certificate, which Acceptance Certificate shall be in the form attached hereto as SCHEDULE 7.3. If Allegiance disagrees that the conditions required for Installation Acceptance or Project Acceptance, as applicable, have been met, within ten (10) business days following its receipt of the Acceptance Certificate from Lucent, Allegiance shall detail its objections in writing. If Allegiance fails to object to Lucent's Acceptance Certificate within the ten (10) business day period described in the preceding sentence, Installation Acceptance or Project Acceptance, as applicable, will be deemed to have occurred with respect to the applicable Product or project. Lucent acknowledges that the Acceptance Certificate must be signed by the Allegiance Project Manager or his or her designee, and Lucent shall not be entitled to rely on any signature by any Allegiance employee, agent or representative other than such Allegiance Project Manager or his or her designee.

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

* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

         7.6 FAILURE TO ACHIEVE ACCEPTANCE. If Product Acceptance, Installation Acceptance or Project Acceptance, as applicable, is not achieved within thirty (30) calendar days after the scheduled date for Product Acceptance, Installation Acceptance or Project Acceptance set forth in the applicable Implementation Workplan or test plan, at is option in its sole discretion, Allegiance shall either: (a) accept the Product or project, subject to Lucent's obligation to correct any then-remaining Defects as part of its Support and Maintenance Services obligations; or (b) declare an Event of Default and, at its option, seek the rights and remedies available to it under ARTICLE 11.

         7.7 POST-ACCEPTANCE CORRECTION OF DEFECTS. Lucent shall correct any Defects remaining to be corrected following Product Acceptance, Installation Acceptance or Project Acceptance, as applicable, under the applicable Product Addendum or Statement of Work in accordance with Lucent's warranty and/or Support and Maintenance Services obligations under ARTICLE 8.

                  ARTICLE 8 -- SUPPORT AND MAINTENANCE SERVICES

         8.1 GENERAL. During the Warranty Period and thereafter for as long as Allegiance elects to receive Support and Maintenance Services under the terms of this Agreement and/or any applicable Product Addendum or Statement of Work [whether on a time-and-materials basis (including, without limitation, pursuant to Lucent's Time-and-Materials Support program for Switch Products as provided in SCHEDULE 8.1) or pursuant to any of Lucent's standard post-Warranty Period service plans as described in SCHEDULE 8.1], Lucent shall provide to Allegiance the support and maintenance Services ("SUPPORT AND MAINTENANCE SERVICES") described in this ARTICLE 8, in SCHEDULE 8.1 and in the applicable Product Addendum or Statement of Work. Allegiance acknowledges that repair or replacement of Equipment following expiration of the applicable Warranty Period shall be at Allegiance's sole cost and expense.

         8.2 TERM AND TERMINATION. Support and Maintenance Services for a Product acquired by Allegiance pursuant to a Product Addendum or Statement of Work shall commence upon the beginning of the Warranty Period for the applicable Product and shall extend for the duration of the applicable Warranty Period. Thereafter, Lucent shall provide Support and Maintenance Services with respect to a particular Product on a time-and-materials basis; provided, however, that if Allegiance elects a Support and Maintenance Services plan as set forth in
SCHEDULE 8.1 upon written notice to Lucent, the term of such elective Support and Maintenance Services plan shall be * and shall thereafter extend automatically for * terms unless terminated: (a) by either party upon the occurrence of an Event of Default by or with respect to the other party; (b) by Allegiance upon ninety (90) calendar days' written notice to Lucent of its election not to renew; or (c) by Lucent upon one (1) year's written notice to Allegiance of its election not to renew. *

         8.3 THIRD PARTY PRODUCT SUPPORT AND MAINTENANCE SERVICES GUARANTEES. If agreed upon by the parties in the applicable Product Addendum or Statement of Work, Lucent shall provide to Allegiance Third Party Product support and maintenance services guarantees, executed by the applicable Third Party Product manufacturer or support and maintenance services provider, that specify the term and support level to be provided by the manufacturer or services provider, as applicable, and guarantee that such Third Party Products or services, as applicable, will be available to Allegiance for the period of time specified in the applicable Product Addendum or Statement of Work. Allegiance shall either be a signatory or an expressly acknowledged third-party beneficiary of all such guarantees. If requested by Allegiance, which request shall serve as Allegiance's authorization, Lucent shall serve as a liaison between Allegiance and

                                -23-                                CONFIDENTIAL


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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

the applicable Third Party Product manufacturers for any Third Party Product-related support requested by Allegiance, and such Services will be provided at the Service Rates.

         8.4 SUPPORT AND MAINTENANCE SERVICES FEES. If Allegiance elects to obtain Support and Maintenance Services from Lucent for a Product on other than a time-and-materials basis, the fees for such Support and Maintenance Services shall be set forth in the applicable Product Addendum or Statement of Work, shall commence upon the date set forth in the applicable Product Addendum or Statement of Work and shall be payable quarterly by Allegiance. Time-and-materials Support and Maintenance Services shall be invoiced by Lucent and payable by Allegiance on a monthly basis. Support and Maintenance Services fees for a Product may be increased by Lucent once annually commencing one (1) year following the date on which such fees began; provided, however, that Lucent provides Allegiance written notice of such increases *.

         8.5 WARRANTY PERIODS. Unless a longer period is specified in any Product Addendum or Statement of Work, the following warranty periods (each, a "WARRANTY PERIOD") shall apply to Products procured by Allegiance under this
Agreement:

                  (a) LUCENT PRODUCTS. The Warranty Period for Lucent Products (except for Switch Products) shall commence upon the date specified in the applicable Product Addendum or Statement of Work and, unless lengthened upon agreement of the parties in such Product Addendum or Statement of Work, shall continue for the period of time set forth in
         SCHEDULE 8.5. Notwithstanding anything contained herein to the contrary, the Warranty Period for Products purchased as Bill-and-Hold Products as provided in SECTION 2.4.2 shall commence upon the earlier of: (a) delivery of such Product to Allegiance; or (b) ninety (90) calendar days from the date such Bill-and-Hold Products are stocked at Lucent's facility.

                  (b) SWITCH PRODUCTS. The Warranty Period for Switch Products purchased pursuant to this Agreement shall commence upon Turnover. The Warranty Period for Switch Products shall continue for the period of time set forth in SCHEDULE 8.5.

                  (c) THIRD PARTY PRODUCTS. The Warranty Period for any Third Party Products shall be the applicable manufacturer's warranty, unless such Third Party Products qualify as a Lucent Product, in which case the Warranty Period set forth in SUBSECTION (A) of this Section shall apply.

                  (d) REPAIRED EQUIPMENT; REPLACEMENT PARTS. The Warranty Period for Equipment repaired by Lucent at Allegiance's premises or replacement parts supplied by Lucent to Allegiance as provided in
         SECTION 3.6.5 shall be the longer of: (i) the time period specified in
         SCHEDULE 8.5; and (ii) the length of the unexpired Warranty Period for such repaired or replaced Equipment.

         8.6 SUPPORT AND MAINTENANCE SERVICES REPORT. Lucent shall furnish on a periodic basis (but not less than each calendar quarter) a report summarizing all invoices issued for Support and Maintenance Services, itemizing the Products for which Lucent is providing Support and Maintenance Services, and providing the cost basis for the Support and Maintenance Services provided for each Product. The amount and type of detail disclosed, as well as the format of the report shall be developed jointly by the parties and shall otherwise be acceptable to Allegiance. The parties also shall meet on a periodic basis

                                -24-                                CONFIDENTIAL

* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

(but not less than semi-annually) to discuss each quarterly report and Lucent's performance of Support and Maintenance Services.

                   ARTICLE 9 -- REPRESENTATIONS AND WARRANTIES

         9.1 LUCENT PRODUCT FUNCTIONALITY WARRANTY. Lucent represents and warrants to Allegiance that, during the applicable Warranty Period and thereafter as long as Allegiance maintains Support and Maintenance Services for the applicable Lucent Products, the Lucent Products provided under this Agreement shall function in accordance with the applicable Specifications, Documentation and Regulatory Requirements. If, under normal and proper use, a Defect or other non-conformity appears in a Lucent Product and Allegiance promptly notifies Lucent of such Defect or other non-conformity and follows Lucent's instructions regarding the repair and/or return of such Lucent Product to Lucent (in accordance with the terms of SECTION 3.6.5.3, to the extent the Defect or other non-conformity relates to Equipment), Lucent will either repair, replace or correct such Lucent Product *. If Lucent is unable to repair, replace or correct the Defect or other non-conformity as provided herein, Lucent shall provide a refund or credit to Allegiance of the original purchase price or license fee paid by Allegiance for the defective or non-conforming Lucent Product. Allegiance acknowledges that: (a) repair or replacement of Equipment following expiration of the applicable Warranty Period shall be at Allegiance's sole cost and expense; provided, however, that Allegiance further acknowledges that certain items of Equipment may not be capable of repair following expiration of the Warranty Period; and (b) repair or replacement of Software following expiration of the applicable Warranty Period may, in accordance with the terms set forth in SCHEDULE 8.1, involve an additional charge.

         9.2      *

         9.3      PERFORMANCE WARRANTIES.

                  9.3.1    *

                  9.3.2 COMPATIBILITY WARRANTY FOR PRODUCTS. Lucent represents and warrants that all Software supplied or recommended by Lucent pursuant to a Product Addendum or Statement of Work including, without limitation, any Custom Programming and all Enhancements to such Software, will operate compatibly on the Equipment supplied or recommended by Lucent pursuant to such Product Addendum or Statement of Work. The warranty and covenants contained in this Section shall remain in full force and effect for as long as Allegiance continues to receive Support and Maintenance Services from Lucent (including during the applicable Warranty Period).

                  9.3.3    *

         9.4      *

         9.5 EURO WARRANTY. Lucent represents and warrants to Allegiance that each Product, all of its components, and all related products are able accurately to process, exchange, accept, respond to, store and display any currency values based on the Euro as of the date the Product is delivered in accordance

                                -25-                                CONFIDENTIAL

* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

with the Documentation, Specifications, Performance Standard and Regulatory Requirements or as may otherwise be set forth in a Product Addendum or Statement of Work.

         9.6      *

         9.7 THIRD PARTY WARRANTIES AND INDEMNITIES. Lucent hereby assigns to Allegiance all end-user warranties and indemnities relating to Third Party Products provided by Lucent to Allegiance. If Lucent is not permitted to assign any of such end-user warranties and indemnities through to Allegiance, Lucent shall enforce such warranties and indemnities on behalf of Allegiance to the extent Lucent is permitted to do so under the terms of the applicable Third Party agreements. In addition to the above, at Allegiance's request, Lucent shall register Allegiance with any and all Third Party Product vendors who have such registration programs such that Allegiance is acknowledged as a support obligation and Allegiance can receive and obtain product notices directly from the Third Party Product vendor. Lucent shall produce evidence of such registration within thirty (30) calendar days from the date Allegiance requests Lucent to obtain such registration.

         9.8 SERVICES WARRANTY. Lucent represents and warrants to Allegiance that it shall perform such Services and provide the deliverables required by this Agreement and any Product Addendum or Statement of Work in a workman-like manner and in accordance with Lucent's standards for such Services and industry practices and standards generally applicable to such Services in the country in which such Services are provided; provided, however, that where this Agreement or a Product Addendum or Statement of Work specifies a particular standard or criteria for performance, this warranty is not intended to and does not diminish that standard or criteria for performance.

         9.9 INTELLECTUAL PROPERTY WARRANTY. Lucent represents and warrants to Allegiance that: (a) there are no lawsuits pending that allege that the Products covered by the Product Addendum or Statement of Work infringe upon any patent, trademark, copyright, trade secret or other intellectual property or proprietary right of any Third Party; and (b) to the best of Lucent's knowledge, there is no threatened suit or claim against Lucent, excluding threats made in the course of patent licensing negotiations, by any Third Party based on an alleged violation of such right. For purposes of this Section, the phrase "to the best of Lucent's knowledge" means the knowledge of the appropriate counsel within Lucent's legal department responsible for intellectual property claims made against Lucent. This warranty shall survive the expiration or termination of this Agreement.

         9.10 WARRANTY OF AUTHORITY. Each party represents and warrants to the other that it has the right to enter into this Agreement. Lucent further represents and warrants that there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements (whether written, oral or implied) that are inconsistent with this Agreement and the rights granted or transferred herein. This warranty shall survive the expiration or termination of this Agreement.

         9.11 WARRANTY OF TITLE. Lucent represents and warrants to Allegiance that it has all sufficient rights to license the Software and/or sell the Products and Equipment, as applicable, and, if necessary, to sublicense all Embedded Third Party Software and other Lucent-provided Third Party Software sublicensed to Allegiance, all for the perpetual term stated herein. Lucent further represents and warrants that each Product shall be free and clear of all liens, claims, encumbrances or demands of Third Parties. This warranty shall survive the expiration or termination of this Agreement.

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

         9.12 PENDING LITIGATION WARRANTY. Lucent represents and warrants to Allegiance that, as of the Effective Date, there is no action, suit, claim, investigation or proceeding pending, or to the best of Lucent's knowledge, threatened against, by or affecting Lucent or the Products which, if adversely decided, might adversely affect: (a) Lucent's ability to enter into this Agreement; (b) Lucent's performance of its obligations herein; or (c) Allegiance's use of the Products.

         9.13 ADDITIONAL WARRANTIES. Lucent's performance under this Agreement shall include, in addition to the warranties set forth in this Article, all representations and warranties set forth in any Product Addenda or Statements of Work.

         9.14 CHANGE OF CONTROL WARRANTY. Lucent represents and warrants to Allegiance that, as of the Effective Date, no Change of Control with respect to Lucent is being considered, planned or pending by the Board of Directors, shareholders or management of Lucent or by any Affiliate of Lucent.

         9.15 MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty by Lucent that is contained in this Agreement or in any Schedule, Exhibit or other Attachment hereto or in any Product Addendum or Statement of Work contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained herein or therein not materially misleading.

         9.16 WARRANTY DISCLAIMER. THE WARRANTIES SET FORTH IN THIS AGREEMENT AND IN ANY PRODUCT ADDENDA OR STATEMENTS OF WORK ARE THE ONLY WARRANTIES OF EITHER PARTY AND NO OTHER WARRANTY, EXPRESS OR IMPLIED, WILL APPLY, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTY OF MERCHANTABILITY AND IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. LUCENT MAKES NO WARRANTY WITH RESPECT TO DEFECTS RESULTING FROM ANY ACTS OF ALLEGIANCE, ITS AGENTS OR THIRD PARTIES WITH RESPECT TO THE FOLLOWING: INCORRECT DATA PROVIDED BY ALLEGIANCE, MODIFICATIONS (OTHER THAN AS SPECIFIED OR PERMITTED IN THE DOCUMENTATION), MISUSE, NEGLECT, ACCIDENT OR ABUSE; IMPROPER WIRING, REPAIRING, SPLICING, ALTERATION, INSTALLATION, STORAGE OR MAINTENANCE; USE IN A MANNER NOT IN ACCORDANCE WITH LUCENT'S OR ITS VENDOR'S SPECIFICATIONS OR DOCUMENTATION, OR FAILURE OF CUSTOMER TO APPLY PREVIOUSLY APPLICABLE, GENERALLY AVAILABLE AND DEFECT FREE MODIFICATIONS OR CORRECTIONS. IN ADDITION, LUCENT MAKES NO WARRANTY WITH RESPECT TO PRODUCTS WHICH HAVE HAD THEIR SERIAL NUMBERS OR MONTH AND YEAR OF MANUFACTURE REMOVED, ALTERED AND, WITH RESPECT TO EXPENDABLE ITEMS, INCLUDING (WITHOUT LIMITATION) FUSES, LIGHT BULBS, MOTOR BRUSHES, AND THE LIKE. NO WARRANTY IS MADE THAT THE SOFTWARE WILL RUN UNINTERRUPTED OR ERROR FREE, PROVIDED THAT THIS WARRANTY EXCLUSION DOES NOT DIMINISH LUCENT'S OTHER WARRANTIES AND OBLIGATIONS CONTAINED IN THIS AGREEMENT.

                     ARTICLE 10 -- PRICING AND PAYMENT TERMS

         10.1     TIME AND METHOD OF PAYMENT.

                  10.1.1 INVOICING. All fees payable to Lucent under this Agreement shall be detailed, categorized and clearly stated on an invoice in accordance with the terms and conditions set forth in this Section. Unless otherwise agreed by the parties, all Lucent invoices shall be expressed in, and all amounts payable under this Agreement shall be payable in, U.S. Dollars. All related

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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

         banking documents and correspondences shall be in English. Lucent shall invoice Allegiance as set forth in this Section, and Allegiance shall pay all net undisputed amounts due to Lucent under this Agreement within thirty (30) calendar days of Allegiance's receipt of Lucent's invoice, provided that: (a) for payments made using EFT, *; and (b) undisputed overdue invoices shall bear interest at the rate of one and one half percent (1.5%) per month, or the maximum rate permitted by law, whichever is less. Lucent shall submit all invoices to the following address:

                  Allegiance Telecom, Inc.
                  1950 Stemmons Freeway
                  Box 391
                  Dallas, Texas  75207

         or to such other address as may be specified by Allegiance upon notice to Lucent. Each invoice must reference: (c) the above invoice address;
         (d) the applicable purchase order number; (e) if available, the project number identified in the applicable purchase order; and (f) with respect to Bill-and-Hold Products, the scheduled Product delivery date.

                  10.1.2 PAYMENTS. Allegiance shall submit all payments other than EFT payments to Lucent at the following address:

                  If by regular mail:                *

                  If by overnight courier:           *

                  10.1.3 ELECTRONIC FUNDS TRANSFER. Allegiance shall have the right, but not the obligation, to pay any amounts due Lucent hereunder using electronic funds transfer ("EFT"). EFT payments by Allegiance shall be made to the following account of Lucent or such other account as is subsequently designated by Lucent in writing:

                                    *

         *

                  10.1.4 INVOICING FOR PRODUCTS AND BILL-AND-HOLD PRODUCTS. All payment terms for Products furnished by Lucent to Allegiance under the terms of this Agreement shall be set forth in the applicable Product Addendum or Statement of Work, provided that, unless the parties mutually agree otherwise, Lucent shall have the right to invoice Allegiance for Bill-and-Hold Products upon the earlier of: (a) completion of assembly at Lucent's facility; or (b) stocking at Allegiance's designated location, and such invoice will serve as Lucent's notification that the Bill-and-Hold Products are complete and ready to be released by Allegiance for final shipment. All pricing for such Products shall be set forth in a price list attached to the applicable Product Addendum or Statement of Work, and, with respect to countries that conform to the North American numbering plan, Lucent shall have the right to increase the pricing set forth in such price list *.

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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

                  10.1.5 INVOICING FOR SOFTWARE. All license fees for Software furnished by Lucent to Allegiance under the terms of this Agreement and related payment terms shall be set forth in the applicable Product Addendum or Statement of Work.

                  10.1.6 INVOICING FOR SERVICES. All Services rendered by Lucent to Allegiance shall be set forth in a particular Product Addendum or Statement of Work, and except for Support and Maintenance Services, payable at the service rates ("SERVICE RATES") set forth in the applicable Product Addendum or Statement of Work, which rates shall include any applicable discounts and not exceed the Service Rates set forth in SCHEDULE 10. If Service Rates are not specified in the applicable Product Addendum or Statement of Work, then, unless the parties agree otherwise, the Service Rates set forth in SCHEDULE 10 shall apply. *.

                          10.1.6.1          *

                         10.1.6.2           *

         10.2     *

         10.3 TRAVEL POLICY, OUT-OF-POCKET EXPENSES AND OTHER CHARGES. Allegiance shall reimburse Lucent for all reasonable travel and out-of-pocket expenses incurred by Lucent, provided that such expenses conform to the travel and out-of-pocket expenses policy attached hereto as SCHEDULE 10.3. Allegiance shall have the right to modify such policy upon reasonable notice to Lucent.

         10.4     TAXES.

                  10.4.1 GENERAL. Lucent's prices are exclusive of any national, federal, state, provincial, local or other sales, use, excise, value-added, customs and other taxes or like charges arising hereunder and Allegiance shall reimburse Lucent, or pay all such taxes and charges directly, as appropriate. If Lucent has paid or will pay such taxes or charges on Allegiance's behalf, Lucent shall separately list on its invoices any such taxes or charges, except where Allegiance furnishes evidence of a lawful exemption. If value-added tax on the supplies of Lucent is payable by Allegiance under a reverse charge procedure (i.e., shifting of liability, accounting or payment requirement to recipient of supplies), Allegiance shall ensure that Lucent will not effectively be held liable for this value-added tax by the relevant taxing authorities or other parties. Where applicable, Lucent shall ensure that its invoices to Allegiance are issued in such a way that these invoices meet the requirements for deduction of input value-added tax by Allegiance. Allegiance shall in no event be liable for the payment of any taxes or like charges based upon the net income of Lucent.

                  10.4.2 SPECIAL PROVISION RELATING TO STATE SALES AND USE TAXES. If Allegiance takes possession of Products in the United States from Lucent and such transfer is subject to sales or use tax of a particular state in the United States, Allegiance will reimburse Lucent for any such taxes paid by Lucent over and above the purchase price for such goods; provided, however that Allegiance shall not reimburse Lucent for any such taxes charged against Lucent or Allegiance on account of Lucent's misdelivery or other failure to comply with Allegiance's delivery instructions.

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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

                  10.4.3 SPECIAL PROVISION RELATING TO TAXES ON PRODUCTS SOLD OUTSIDE THE UNITED STATES. With respect to Products sold outside the United States, Allegiance shall bear all taxes, duties, levies and other similar charges, however designated, imposed as a result of the sale and/or license of Products and/or Services under this Agreement including, without limitation, any tax which Allegiance is required to withhold or deduct from payments to Lucent, but specifically excluding:
         (a) any tax imposed upon Lucent in a jurisdiction outside the United States if such tax is allowable as a credit against the United States income taxes of Lucent; and (b) any net income tax imposed upon Lucent by any governmental entity. In order for the exclusion contained in SUBSECTION (A) to apply, Allegiance shall furnish to Lucent such evidence as may be in Allegiance's possession and required by United States taxing authorities to establish that such tax has been paid so that Lucent may claim the credit.

                  10.4.4 SPECIAL PROVISION RELATING TO TAXES ON SERVICES PROVIDED OUTSIDE THE UNITED STATES. To the extent required under applicable laws of the country in which international Services are to be performed ("HOST COUNTRY"), Lucent shall obtain any necessary permission and/or written documentary approval from the Host Country prior to importing Services into the Host Country pursuant to this Agreement. If Allegiance receives delivery of goods or Services supplied under the Agreement in a country other than the United States, Allegiance will pay any import fees, customs charges, value added tax, broker fees, excise charges and any other such fees charged upon goods or Services imported into the Host Country. Any other taxes and/or assessments imposed upon Lucent as a result of Lucent's performance under this Agreement outside of the United States, including without limitation, income, profit or withholding taxes or assessments, shall be timely paid by Lucent. Allegiance shall not be liable or otherwise responsible for the payment of any such taxes or assessments incurred by Lucent as a result of its performance of international Services under this Agreement.

         10.5 CUSTOMS DUTIES DRAWBACKS. Lucent reserves the right to claim United States or foreign customs duty on all sales pursuant to this Agreement. Allegiance shall cooperate reasonably with Lucent in this regard, at Lucent's expense, including providing proof of exportation, advance notice of exportation, certificates, endorsements or any other documentation or proof as may be necessary for Lucent or its Affiliates to receive payment of the drawback claims and, if required by the United States Customs Service or similar entity, to the extent in Allegiance's possession by making the Products available for examination by such Customs Service or entity at the Allegiance location where the Products are installed provided that the requested cooperation shall not unreasonably interfere with Allegiance's operations.

         10.6     *

         10.7 ALLEGIANCE PURCHASE COMMITMENT. During the three (3)-year period commencing on January 1, 2000, Allegiance and its Affiliates shall purchase a minimum of Three Hundred Fifty Million Dollars ($350,000,000) of Products and Services from Lucent under this Agreement ("REVENUE COMMITMENT"), which Revenue Commitment shall be satisfied incrementally as follows:

                  (i) Allegiance shall satisfy a minimum of Eighty Million Dollars ($80,000,000) of the Revenue Commitment on or before December 31, 2000;

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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

                  (ii) Allegiance shall satisfy a minimum of One Hundred Eighty Million Dollars ($180,000,000) of the Revenue Commitment on or before December 31, 2001; and

                  (iii) Allegiance shall satisfy the entire Revenue Commitment on or before December 31, 2002.

In September of each of 2000, 2001 and 2002, Lucent will provide to Allegiance a status report that identifies Allegiance's progress toward meeting the applicable annual Revenue Commitment. If the annual Revenue Commitment for either 2000 or 2001 is not achieved by November 15 of the applicable year, or if the annual Revenue Commitment for 2002 is not achieved by December 31, 2002, then Allegiance will be invoiced for the shortfall. Such shortfall, if any, for 2000 and 2001, shall be treated as credits toward Allegiance's and its Affiliates' purchases of Products and Services in the next succeeding year. Such shortfall, if any, for 2002, shall constitute a cash payment for which credits will not apply.

         10.8     *

                  10.8.1   *

                  10.8.2   *

                       ARTICLE 11 -- TERM AND TERMINATION

         11.1 TERM OF AGREEMENT. This Agreement shall remain in effect until the parties no longer have any unfulfilled obligations under the Agreement or upon mutual written agreement of the parties. Each Product Addendum and Statement of Work shall remain in effect until the earlier to occur of: (a) termination of such Product Addendum or Statement of Work by either party upon the occurrence of an Event of Default with respect to the other party; (b) completion of all Services and the acceptance by Allegiance of all deliverables required thereunder; provided that, for any Product Addendum or Statement of Work that involves the continued provision of Support and Maintenance Services, the Product Addendum or Statement of Work, as applicable, shall continue until the expiration or termination of such Support and Maintenance Services; (c) termination of such Product Addendum or Statement of Work in accordance with
SECTION 11.7; or (d) expiration of the term of the Product Addendum or Statement of Work, as applicable. Notwithstanding the foregoing, any terms of this Agreement (including the terms of any Product Addenda or Statements of Work) that would, by their nature, survive the expiration or termination of this Agreement and/or the applicable Product Addendum or Statement of Work (including, without limitation, any terms pertaining to Lucent's grant to Allegiance of any perpetual licenses hereunder) shall so survive.

         11.2 EVENTS OF DEFAULT. The following shall constitute events of default ("EVENTS OF DEFAULT") and that the occurrence of one (1) or more of such Events of Default shall constitute a material breach of this Agreement which shall allow a party, as applicable, to seek the rights and remedies set forth in this Article:

                  (a) Lucent's failure to achieve a Critical Path Milestone or deliver a key deliverable to Allegiance within the time frame specified in the Implementation Workplan, provided such failure was not caused by the material action or inaction of Allegiance or a Third Party contractor or consultant of Allegiance, and in no event shall such failure be subject to a cure period;

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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

                  (b) Failure of Lucent to complete successfully any Certification Testing or Installation Testing of a Product, provided such failure was not caused by the material action or inaction of Allegiance or a Third Party contractor or consultant of Allegiance, or failure of a Product to achieve Product Acceptance or failure of a project to achieve Project Acceptance, and in no event shall such failure be subject to a cure period;

                  (c) Lucent's failure to meet the Service Restoration response time for an SL1 Incident for a period exceeding three (3) consecutive calendar days;

                  (d) Lucent's material breach of any Support and Maintenance Services obligation as provided in ARTICLE 8 or any Product Addendum or Statement of Work, provided that such breach is not cured within fourteen (14) calendar days following receipt of written notice of such breach;

                  (e) Lucent's material breach of any representation or warranty set forth in this Agreement or in any Product Addendum or Statement of Work, provided that such breach, if curable, is not cured within the time frames specified in ARTICLE 9, if applicable, or if the breach does not arise out of ARTICLE 9, then within thirty (30) calendar days following receipt of written notice of such breach;

                  (f) Lucent's failure to maintain insurance coverage as specified in SECTION 13.5, provided that such failure is not cured within thirty (30) calendar days following receipt of written notice of such failure;

                  (g) Allegiance's failure to timely pay any undisputed amount owed to Lucent, provided that such failure is not cured within thirty
         (30) calendar days following receipt of written notice of such failure;

                  (h) Failure of a party to perform any other material obligation under this Agreement and/or a Product Addendum or Statement of Work, provided that such failure is not cured within thirty (30) calendar days following receipt of written notice of such failure;

                  (i) Lucent's failure to make any Deposit(s) required under * as provided in SECTION 3.4, and/or the applicable Product Addendum or Statement of Work, provided that such breach, if curable, is not cured within thirty (30) calendar days following receipt of written notice of such breach;

                  (j) The institution of bankruptcy, receivership, insolvency, reorganization or other similar proceedings by or against Lucent under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar laws or statutes of the United States or any state thereof, if such proceedings have not been dismissed or discharged within sixty (60) calendar days after they are instituted; or the insolvency or making of an assignment for the benefit of creditors or the admittance by Lucent of any involuntary debts as they mature or the institution of any reorganization arrangement or other readjustment of debt plan of Lucent not involving the United States Bankruptcy Code; or any corporate action taken by the Board of Directors of Lucent in furtherance of any of the above actions; and

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

                  (k) Appointment of a receiver for all or substantially all of Lucent's assets or any corporate action taken by the Board of Directors of Lucent in furtherance of the above action.

         11.3 RIGHTS AND REMEDIES OF LUCENT UPON DEFAULT OF ALLEGIANCE. Upon the occurrence of an Event of Default by or with respect to Allegiance, subject to Allegiance's rights set forth in SECTION 11.4.3, Lucent shall be entitled to:

                  (a) discontinue performance of its obligations under the affected Procurement Document; and/or

                  (b) subject to the terms of SECTION 11.6, seek to recover damages from Allegiance; and/or

                  (c) if applicable, seek to obtain the additional rights and remedies set forth in SECTION 14.5; and/or

                  (d) terminate the affected Software license and affected Product Addendum(s) or Statement(s) of Work if the Event of Default relates to Allegiance's uncured material breach of: (i) any of the provisions of SECTION 3.1; (ii) any Software license terms set forth in a Product Addendum or Statement of Work; (iii) any Software license fee payment obligations; or (iv) any of the provisions of SECTION 12.2 as it relates to the Software.

Notwithstanding anything contained herein to the contrary, Lucent expressly waives and disclaims any right or remedy it may have to de-install, disable or repossess any Product or any portion thereof without due process of law.

         11.4     RIGHTS AND REMEDIES OF ALLEGIANCE UPON DEFAULT OF LUCENT.

                  11.4.1 GENERAL. Upon the occurrence of an Event of Default by or with respect to Lucent, Allegiance shall be entitled to any of the following remedies:

                           (a) terminate, in whole or in part, any affected
                  Procurement Document(s) and/or this Agreement; and/or

                           (b) subject to the terms of SECTION 11.6, seek to
                  recover damages from Lucent; and/or

                           (c) discontinue Support and Maintenance Services
                  under the affected Product Addendum(s) or Statement(s) of Work and receive a refund of any pre-paid but unearned Support and Maintenance Services fees, which refund shall be paid by Lucent to Allegiance within fourteen (14) calendar days following Lucent's receipt of Allegiance's notice of such discontinuation; and/or

                           (d) if applicable, obtain the additional remedies
                  described in SECTION 11.4.3; and/or

                           (e) if applicable, seek to obtain the additional
                  rights and remedies set forth in SECTION 14.5.

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

* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

                  11.4.2 RIGHT TO SET OFF. Allegiance shall have the right to set off any undisputed amounts owed to Lucent against any damages as determined by senior executives of the parties or charges assessed by Allegiance against Lucent in accordance with SECTION 6.2 of this Agreement or as permitted by any Product Addendum or Statement of Work.

                  11.4.3 TRANSITION RIGHTS. Upon a complete or partial termination of this Agreement and/or a Procurement Document for any reason, provided such termination results in the termination of Allegiance's right to use Products acquired thereunder, Allegiance shall have the option, for up to twelve (12) months (the "TRANSITION PERIOD"), to continue to use the applicable Product, or any portion thereof, for the purposes set forth herein. During such Transition Period, Lucent shall make available to Allegiance all Support and Maintenance Services and all other Services necessary for an orderly transition of the Product. If this Agreement and/or a Procurement Document is completely or partially terminated due to the occurrence of a Lucent Event of Default, the Services provided by Lucent during the Transition Period shall be provided at no cost. If this Agreement and/or a Procurement Document is completely or partially terminated due to the occurrence of an Allegiance Event of Default, the Services provided by Lucent during the Transition Period shall be provided at the Service Rates.

         11.5 ATTORNEYS' FEES. The prevailing party in any dispute, claim or litigation relating to an alleged breach of this Agreement shall be entitled to reimbursement of all of its costs and expenses, including reasonable attorneys' fees, incurred in connection with such dispute, claim or litigation, including any appeal therefrom. For purposes of this Section, the determination of which party is to be considered the prevailing party shall be decided by the court of competent jurisdiction or independent party (i.e., mediator or arbitrator) that resolves such dispute, claim or litigation.

         11.6     LIMITATION OF LIABILITY.

                  11.6.1 LIMITATION UPON TYPES OF RECOVERABLE DAMAGES. EXCEPT AS OTHERWISE PROVIDED IN SECTION 11.6.3, NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL OR PUNITIVE DAMAGES, REGARDLESS OF WHETHER THE CLAIM GIVING RISE TO SUCH DAMAGES IS BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT OR NEGLIGENCE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

                  11.6.2 CAP ON DAMAGES. EXCEPT AS OTHERWISE PROVIDED IN SECTION 11.6.3, EACH PARTY'S CUMULATIVE LIABILITY FOR ANY AND ALL CLAIMS, CAUSES OF ACTION, DAMAGES AND LOSSES ARISING OUT OF OR RELATING TO THIS AGREEMENT *.

                  11.6.3 EXCLUSIONS FROM LIMITATIONS OF LIABILITY. Notwithstanding anything contained herein to the contrary, the limitations of liability contained in this Section shall not apply to:
         (a) either party's indemnification obligations under SECTION 13.1 and
         SECTION 13.2; (b) personal injury, including death, and damage to tangible property caused by the negligent or intentional acts of a party or its employees, agents or subcontractors; (c) damages arising out of any loss of data or other damage to data caused by a Disabling Code which was programmed by Lucent's employees or agents

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

         with an intent to cause a Product to become inoperable or compromised in functionality or performance; and (d) either party's obligation to pay litigation costs and attorneys' fees incurred by the other party in enforcing the terms of this Agreement as set forth in SECTION 3.4.2 and
         SECTION 11.5.

         11.7 TERMINATION WITHOUT CAUSE. Upon written notice to Lucent, Allegiance shall have the right to terminate without cause any Statement of Work. In such event: (a) Lucent shall discontinue its Services with respect to such Statement of Work; (b) Allegiance shall be obligated to pay to Lucent: (i) with respect to Statements of Work involving Services only, the cost of any Services provided by Lucent, calculated at the Service Rates and pro-rated as appropriate for any fixed-fee project, and the cost of the actual expenses incurred by Lucent, in each case as of the date of Lucent's receipt of Allegiance's written notice of termination; and (ii) with respect to Statements of Work involving Software and Services: (A) if applicable, the items described in SUBSECTION (b)(i) above; (B) any accrued but unpaid Software license fees; and (C) the balance remaining due on any Lucent-provided Third Party Products. Allegiance shall return to Lucent any Software covered under a Statement of Work that is terminated without cause as provided in this Section.

         ARTICLE 12 -- PROPRIETARY RIGHTS, CONFIDENTIALITY AND SECURITY

         12.1 OWNERSHIP OF INTELLECTUAL PROPERTY. Any pre-existing intellectual property and all improvements thereto owned by either party shall remain the sole and exclusive property of such party. Except as otherwise set forth in a Product Addendum or Statement of Work, all Custom Programming, and all intermediate and partial versions thereof, as well as all Documentation, program materials, flowcharts, notes, outlines and the like created in connection therewith, and any formulas, processes, algorithms, ideas, inventions, know-how or techniques and any other information generated by Lucent during the course of performing such Custom Programming, and the copyright, patent, trademark, trade secret and all other proprietary rights therein, and derivative works created therefrom (collectively, the "WORK PRODUCT"), shall be the sole and exclusive property of Lucent to the extent such Work Product does not contain Allegiance's Confidential Information and intellectual property. Allegiance shall have the right to use the features and functionality represented by any such Custom Programming on an exclusive basis for a period of time following Project Acceptance of such Custom Programming (the "EXCLUSIVITY PERIOD"), such Exclusivity Period to be mutually agreed upon by the parties in the applicable Product Addendum or Statement of Work for such Custom Programming. If the parties cannot agree to an Exclusivity Period, such Exclusivity Period shall be twelve (12) months. During the Exclusivity Period, Lucent shall not provide the features and functionality represented by such Custom Programming to any Third Party without Allegiance's prior written consent, which Allegiance may withhold in its sole discretion. If Lucent markets, sells, licenses or otherwise transfers the features and functionality represented by such Custom Programming to any Third Party during the Exclusivity Period (with Allegiance's written consent), or following the Exclusivity Period, Allegiance shall be entitled to receive from Lucent a rebate up to the amount of the fees paid by Allegiance to Lucent for such Custom Programming, and such rebate formula shall be mutually agreed upon by the parties in the applicable Product Addendum or Statement of Work or other written response for Custom Programming, as applicable.

         12.2 CONFIDENTIAL INFORMATION. "CONFIDENTIAL INFORMATION" means any material, data or information in whatever form or media of a party to this Agreement that is provided or disclosed to the other, except for any information that is: (a) publicly available or later becomes available other than through a breach of this Agreement; (b) known to the Receiving Party or its employees, agents or representatives prior to such disclosure or is independently developed by the Receiving Party or its employees, agents or representatives subsequent to such disclosure; or (c) subsequently lawfully obtained by the Receiving Party or its employees, agents or representatives from a Third Party without obligations of confidentiality. Confidential Information shall include the following categories of information whether

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

disclosed orally or not marked as confidential: written deliverables, network configurations, network architecture, Services rendered by Lucent to Allegiance, financial and operational information, and other matters relating to the operation of the parties' business, including information relating to actual or potential customers and customer lists, customer usage or requirements, business and customer usage forecasts and projections, accounting, finance or tax information, pricing information, and any information relating to the corporate and/or operational structure of Allegiance and its Affiliates, Products or Services and any amendments thereto, any information exchanged between the parties pursuant to the Existing Contract, any minutes, notes or other information disclosed in the dispute resolution process described in ARTICLE 14 except and to the extent such minutes, notes and other information disclosed in such are disclosed in the resolution of disputes related to this Agreement, and all information and materials relating to Third Party vendors, systems integrators or consultants of Allegiance that have provided or that may provide in the future any part of Allegiance's information or communications infrastructure to Allegiance. The party that has received Confidential Information (the "RECEIVING PARTY") shall exercise the same degree of care and protection with respect to the Confidential Information of the party that has disclosed Confidential Information to the Receiving Party (the "DISCLOSING PARTY") that it exercises with respect to its own Confidential Information and shall not directly or indirectly disclose, copy, distribute, republish or allow any Third Party to have access to any Confidential Information of the Disclosing Party. Notwithstanding the above: (d) Allegiance may disclose Lucent Confidential Information to Authorized Users who have a need to know and who are not direct competitors of Lucent; (e) Allegiance may disclose Lucent Confidential Information to Third Party consultants, Allegiance's suppliers and Allegiance's systems integrator who have a need to know, who are not direct competitors and who are subject to written agreements containing obligations to maintain the confidentiality of Lucent's Confidential Information; (f) Lucent may disclose Allegiance's Confidential Information to its employees, consultants and independent contractors who have a need to know and who are not a direct competitor of Allegiance, provided that for Lucent's consultants and independent contractors such individuals or entities have previously executed a confidentiality and non-disclosure agreement in a manner no less protective than with respect to Lucent's own Confidential Information; and (g) either party may disclose Confidential Information if so required by law (including court order or subpoena), provided that such disclosure is made in accordance with the terms of SECTION 12.4. The parties may agree in a Product Addendum or Statement of Work to terms more restrictive than those set forth in this Section.

         12.3 RETURN OF CONFIDENTIAL INFORMATION. Unless otherwise authorized, upon the earlier of termination of this Agreement or request of the Disclosing Party, with respect to the Disclosing Party's Confidential Information (except for any Software licenses and related Documentation paid for by Allegiance, which Allegiance shall have the right to retain and use subject to applicable licensing restrictions) the Receiving Party shall promptly either:
(a) return such Confidential Information and provide certification to the Disclosing Party that all such Confidential Information has been returned; or
(b) destroy such Confidential Information and provide certification to the Disclosing Party that all such Confidential Information has been destroyed.

         12.4 NOTIFICATION OBLIGATION. If the Receiving Party becomes aware of any unauthorized use or disclosure of the Confidential Information of the Disclosing Party, the Receiving Party shall promptly and fully notify the Disclosing Party of all facts known to it concerning such unauthorized use or disclosure. In addition, if the Receiving Party or any of its employees or agents are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Information of the Disclosing Party, the Receiving Party shall not disclose the Confidential Information without providing the Disclosing Party with reasonable prior written notice of any such request or requirement so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. Notwithstanding the foregoing, the Receiving Party shall exercise its

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

best efforts to preserve the confidentiality of the Confidential Information including, without limitation, by cooperating with the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information by such tribunal.

         12.5 EMPLOYEE/AGENT ACKNOWLEDGMENT. Neither party shall disclose Confidential Information to any employee, agent or representative of the respective party unless and until such employee, agent or representative has been made aware that his or her obligations under this Agreement are subject to confidentiality restrictions.

         12.6 CHANGE OF EMPLOYMENT. To the extent such information is available and upon Allegiance's written request, Lucent shall promptly inform Allegiance in writing of any change in employment of any employee of Lucent with access to the Confidential Information and provide Allegiance with a copy of such individual's confidentiality and non-disclosure agreement, if any.

         12.7 ENFORCEMENT OF CONFIDENTIALITY OBLIGATIONS. If any agent, employee or representative of the Receiving Party or any Third Party working with the Receiving Party breaches any of the confidentiality obligations contained herein, the Receiving Party shall use its reasonable efforts to enforce all aspects of any applicable confidentiality and non-disclosure agreement against such Receiving Party's agent, employee, representative or other Third Party or, upon the request of the Disclosing Party, shall assign all of its rights under any such confidentiality and non-disclosure agreement to the Disclosing Party without further consideration or action. The Receiving Party shall cooperate with the Disclosing Party in any proceeding brought against such Receiving Party's agent, employee, representative or other Third Party. Notwithstanding anything contained herein to the contrary, the Receiving Party shall be responsible for ensuring that all persons and entities to whom or which the Receiving Party has disclosed the Disclosing Party's Confidential Information comply with the confidentiality obligations set forth in this Agreement.

         12.8 SURVIVAL. The terms of this Article shall survive the expiration or termination of this Agreement.

                   ARTICLE 13 -- INDEMNIFICATION AND INSURANCE

         13.1 GENERAL. Each party (the "INDEMNIFYING PARTY") shall indemnify, defend and hold the other party and such party's Affiliates, members, directors, officers, shareholders, employees, representatives, agents, attorneys, successors and assigns (collectively, the "INDEMNIFIED PARTIES") harmless from and against any and all claims, liabilities, obligations, judgments, causes of action, costs and expenses (including reasonable attorneys' fees) (collectively "ACTIONS") arising out of: (a) personal injury, including death, and tangible property damage caused by the negligent or intentional acts of a party or its employees, agents and/or subcontractors; or (b) any negligence or willful or reckless actions or misconduct of a party or its employees, agents and/or subcontractors.

         13.2 PROPRIETARY RIGHTS INFRINGEMENT INDEMNIFICATION. Lucent shall indemnify, defend and hold the Allegiance Indemnified Parties harmless from and against any Actions alleging that the Products or Allegiance's use of the Products constitutes a misappropriation or infringement upon any patent, trademark, copyright, trade secret or other intellectual property or proprietary right of any Third Party. Lucent shall defend against, and hold the Allegiance Indemnified Parties harmless from, any such Actions and pay all litigation costs (including the costs of any appellate bonds), all reasonable attorneys' fees, settlement payments and any and all damages awarded by final judgment resulting from any such claim. If any Product or any part thereof is held to constitute a misappropriation or infringement of any patent, trademark, copyright, trade secret or other intellectual property or proprietary right of any Third Party, and Allegiance's use of such

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

* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

Proucts or any part thereof is enjoined or interfered with in any manner, at its sole expense, within thirty (30) calendar days of such injunction or interference, Lucent shall either: (a) procure for Allegiance the right to continue using such Products free of any liability for infringement or violation; (b) replace or modify such Products with a non-infringing system or product of equivalent or better functionality that is reasonably satisfactory to Allegiance; or (c) in the event Lucent is unable, after exercising its best efforts to implement one of the options set forth in SUBSECTION (a) or (b) above, accept return of the Products at Lucent's sole cost and expense and refund to Allegiance an amount equal to the amounts paid by Allegiance to Lucent for the Products under the applicable Procurement Document depreciated over the following term and in the following amounts (commencing upon Product Acceptance or Project Acceptance, as applicable):

                                                         *

         13.3     PROCEDURES FOR INDEMNIFICATION.

                  13.3.1 GENERAL. Promptly after becoming aware of same, the Indemnified Party shall notify the Indemnifying Party of any Third Party Action covered under the terms of SECTIONS 13.1 or 13.2, as applicable, for which the Indemnified Party seeks indemnification. For a period that shall not exceed ten (10) business days following any such notification, as provided herein, the Indemnified Party and Indemnifying Party shall investigate and discuss in good faith whether such claim is subject to indemnification under SECTIONS 13.1 or 13.2, as applicable. During such discussions, the Indemnified Party shall give the Indemnifying Party full access to all records, data and personnel of the Indemnified Party as may be reasonably necessary to make such determination. If the parties are unable to agree on whether the Indemnifying Party is required to indemnify the Indemnified Party under the terms of SECTIONS 13.1 or 13.2, as applicable, the Indemnifying Party, at its option, shall either assume or decline defense of the Third Party Action, including negotiations for its settlement or compromise.

                  13.3.2 DEFENSE ASSUMED. If the Indemnifying Party assumes defense of a Third Party Action as described herein, the Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of such Action and may be represented, at the Indemnified Party's expense, by counsel of its choice, provided that, where the Indemnifying Party has assumed defense of a Third Party Action, the Indemnifying Party shall have sole control over such defense. The Indemnifying Party shall not be responsible for defending any claims other than those described in SECTIONS 13.1 or 13.2, as applicable, even if brought in the same suit. In addition to the foregoing, if a court of competent jurisdiction later determines that an Action for which the Indemnifying Party assumed defense was not eligible for indemnification under SECTIONS 13.1 or 13.2, as applicable, within thirty (30) calendar days following such determination, the Indemnified Party shall reimburse the Indemnifying Party in full for all judgments, costs and expenses (including attorneys' fees) incurred in connection with such Action.

                  13.3.3 DEFENSE DECLINED. If the Indemnifying Party declines to assume defense of any Action, and it is later determined by a court of competent jurisdiction that such Action was eligible for indemnification under SECTIONS 13.1 or 13.2, as applicable, within thirty (30) calendar days following such determination, the Indemnifying Party shall reimburse the Indemnified Party in full for all judgments, costs and expenses (including attorneys' fees) incurred in connection with such Action.

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                  13.3.4 SETTLEMENT OF CLAIMS. The Indemnifying Party shall not settle any claim, suit or Action without the prior written consent of the Indemnified Parties if such settlement: (a) materially diminishes any of the Indemnified Party's rights under this Agreement or seeks to impose additional obligations on the Indemnified Party; or (b) arises out of or is a part of any criminal action, suit or proceeding or contains a stipulation or admission or acknowledgement of any liability or wrongdoing (whether in contract, tort or otherwise) on the part of the Indemnified Party.

                  13.3.5 CONTRIBUTORY NEGLIGENCE; RIGHT OF CONTRIBUTION. Nothing contained herein shall bar a claim for contributory negligence or a party's right of contribution.

         13.4 SURVIVAL; NO LIMITATION OF LIABILITY. The terms of SECTIONS 13.1, 13.2 and 13.3 shall survive the expiration or termination of this Agreement. Notwithstanding anything contained herein to the contrary, the terms of SECTION 11.6.1 and SECTION 11.6.2 shall not apply to the parties' indemnification obligations under this Article.

         13.5 INSURANCE. Lucent shall maintain in effect at all times during the term of this Agreement insurance with a carrier with an A.M. Best rating of A-XII or better and shall otherwise be acceptable to Allegiance. Such insurance shall include, without limitation, the requirements set forth herein and in
SCHEDULE 13.5 against all losses, claims, demands, proceedings, damages, costs, charges and expenses for injuries or damage to any person or property arising out of or in connection with Lucent's performance or non-performance under this Agreement and Lucent shall designate Allegiance and its Affiliates as "additional insureds" on such insurance policies as specified in SCHEDULE 13.5. Lucent shall, on or before the Effective Date and thereafter upon Allegiance's reasonable request, provide Allegiance with validated copies of all applicable endorsements naming Allegiance and its Affiliates as "additional insureds", as required, and evidencing such coverage, which shall also state that Allegiance shall be provided a minimum of thirty (30) calendar days prior written notice of any proposed cancellation, or expiration without renewal, and five (5) business days prior written notice of any proposed change in carriers or material terms of coverage. Lucent shall obtain or otherwise arrange for levels of insurance coverage for all subcontractors in appropriate amounts. Lucent shall maintain, in its files, evidence of all subcontractors' insurance coverage and shall provide proof of such coverage to Allegiance upon Allegiance's request. If coverage is denied or reimbursement of a properly presented claim is disputed by the carrier for insurance provided as described above, upon written request, Lucent shall provide Allegiance with a certified copy of the involved insurance policy or policies within ten (10) business days of receipt of such request. The terms of this Section shall not be deemed to limit the liability of Lucent hereunder, or to limit any rights Allegiance may have including, without limitation, rights of indemnity or contribution.

                        ARTICLE 14 -- DISPUTE RESOLUTION

         14.1 PROJECT MANAGER LEVEL PERFORMANCE REVIEW. The applicable Lucent Project Manager and Allegiance Project Manager shall meet as often as shall reasonably be required to review the performance of the parties under the applicable Product Addendum or Statement of Work and to resolve any disputes. Written minutes of such meetings shall be kept by the parties. If these representatives are unable to resolve a dispute within five (5) calendar days after the initial request for a meeting, then the dispute shall be submitted to an executive-level performance review as described in SECTION 14.2.

         14.2 EXECUTIVE LEVEL PERFORMANCE REVIEW. If the Project Manager level performance review does not result in successful resolution of the dispute, the appropriate executive officers of Allegiance and Lucent shall meet in an effort to resolve the dispute. Written minutes of such meetings shall be kept by the parties. If these representatives are unable to resolve the dispute within five (5) calendar days after

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the representatives have commenced negotiations, or ten (10) calendar days have passed since the initial request for negotiations at this level, then the dispute may be submitted to non-binding mediation in accordance with SECTION 14.3.

         14.3 VOLUNTARY, NON-BINDING MEDIATION. If executive-level performance review does not result in successful resolution of the dispute, the parties may, but shall not be obligated to, mutually agree in writing to submit the dispute to non-binding mediation. Mediation must occur within thirty (30) calendar days after the parties agree to submit the dispute to mediation, and the duration of the mediation shall be limited to two (2) business days. The parties mutually shall select an independent mediator experienced in commercial contract telecommunications disputes, and each shall designate a representative(s) to meet with the mediator in good faith in an effort to resolve the dispute. The specific format for the mediation shall be left to the discretion of the mediator and the designated party representatives and may include the preparation of agreed-upon statements of fact or written statements of position furnished to the other party.

         14.4 CONTINUED PERFORMANCE. Unless continued performance is clearly impractical due to the issue in dispute, both parties shall continue performing their obligations under this Agreement and the applicable Product Addendum(s) and Statement(s) of Work while the dispute is being resolved under this Article unless and until the dispute is resolved or until this Agreement is terminated as provided herein.

         14.5 EQUITABLE RELIEF. Notwithstanding anything contained in this Agreement to the contrary, the parties shall be entitled to seek injunctive or other equitable relief whenever the facts or circumstances would permit a party to seek such equitable relief in a court of competent jurisdiction.

                           ARTICLE 15 -- MISCELLANEOUS

         15.1 NOTICES. Any written notice required or permitted to be delivered pursuant to this Agreement shall be in writing and shall be deemed delivered: (a) upon delivery if delivered in person; (b) three (3) business days after deposit in the United States mail, registered or certified mail, return receipt requested, postage prepaid; (c) upon transmission if sent via telecopier, with a confirmation copy sent via overnight mail, provided that confirmation of such overnight delivery is received by the sender; (d) one (1) business day after deposit with a national overnight courier, provided that confirmation of such overnight delivery is received by the sender; (e) upon transmission if sent via e-mail, with a confirmation copy sent via telecopier same day, in each case addressed to the following addresses:


         If to Allegiance:                                 If to Lucent:

         Allegiance Telecom, Inc.                          Lucent Technologies Inc.
         1950 Stemmons Freeway                             4851 LBJ Freeway
         Suite 3026                                        Suite 900
         Dallas, Texas  75207                              Dallas, Texas  75244
         Attention:  President & Chief Operating Officer   Attention:  Mikki Cooper
         Telecopier: 214/261-7107                          Telecopier: 972/858-4718
         E-mail:  dan.yost@algx.com                        E-mail: macooper@lucent.com

         With a copy to:                                   With a copy to:

         Allegiance Telecom, Inc.                          Lucent Technologies
         4 Westbrook Corporate Center                      1750 East Golf Road
         Suite 400                                         Schaumburg, IL  60137


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


         Westchester, Illinois  60154                      Attention:  Alexandra Darrow
         Attention:  General Counsel                       Telecopier:  847/290-4854
         Telecopier: 708/836-5250                          E-mail:  adarrow@lucent.com
         E-mail:  mark.tresnowski@algx.com

or to such other address as may be specified by either party hereto upon notice given to the other.

         15.2 BANKRUPTCY. If Lucent voluntarily or involuntarily becomes subject to the protection of the Bankruptcy Code and Lucent or the trustee in bankruptcy rejects this Agreement under Section 365 of the Bankruptcy Code, Allegiance shall have the right to: (a) treat this Agreement as terminated; or
(b) retain Allegiance's rights under this Agreement, specifically including, without limitation, the right to exercise its rights granted herein to the Software (and to all work-in-progress relating thereto). Failure by Allegiance to assert its right to retain its benefits to the intellectual property embodied in the Software pursuant to Section 365(n)(1)(B) of the Bankruptcy Code with respect to an executory contract rejected by Lucent or the trustee in bankruptcy shall not be construed by the courts as a termination of such contract by Allegiance under Section 365(n)(1)(A) of the Bankruptcy Code.

         15.3 APPROVAL OF SUBCONTRACTORS. Except as to providers of Embedded Third Party Software, Lucent shall obtain Allegiance's written consent, which Allegiance may withhold in it sole discretion, before entering into agreements with any subcontractors who may supply any part of any Products or Services to Allegiance. At Allegiance's request, Lucent shall provide information regarding the subcontractors' qualifications and a listing of the subcontractors' key personnel. Lucent shall indemnify Allegiance for the actions or omissions of its subcontractors under the terms and conditions specified in SECTION 13.1. All subcontractors and their representatives, agents and employees must sign a confidentiality and non-disclosure agreement containing terms substantially similar to those set forth in this Agreement protecting Allegiance's Confidential Information prior to and as a condition of becoming an authorized subcontractor.

         15.4 FORCE MAJEURE. Each party shall be excused from performing any of its obligations hereunder, in whole or in part, as a result of delays caused by the other party or a Third Party or by an act of God, war, riot, civil commotion, explosion, fire, government action, court order, epidemic, organized labor or other organized union-related activities that affect manufacturing of the Product(s) or other circumstance beyond its reasonable control, but specifically excluding Lucent organized labor and/or Lucent organized union-related activities that affect installation of the Product(s) and the non-performance of any Lucent subcontractor, regardless of cause. If any of the above-enumerated circumstances prevent, hinder or delay performance of either party's obligations hereunder for more than thirty (30) calendar days, the party not prevented from performing shall have the right to terminate the affected Procurement Document(s) without liability or penalty as of the date specified by such party in a written notice of termination to the other party.

         15.5 BINDING NATURE AND ASSIGNMENT. Subject to all other provisions herein contained, this Agreement shall be binding on the parties and their successors and permitted assigns. Except as provided in this Section, neither party shall assign or otherwise transfer this Agreement, or any part hereof, nor delegate any of its duties hereunder, to any Third Party without the prior written consent of the other party (including, in the case of Allegiance, by a Vice-President or higher-level officer of Allegiance). Allegiance shall have the right to assign this Agreement to any Affiliate at any time upon written notice to Lucent. In addition to the foregoing, Allegiance shall have the right to pledge as collateral to its lenders all of Allegiance's rights under this Agreement and its interests in any Products acquired hereunder. Any rights granted to Allegiance under this Agreement to use the Products and Documentation shall inure to

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

the benefit of any acquirer of, or successor in interest to, Allegiance, whether by merger, consolidation, purchase, operation of law or otherwise.

         15.6 MEDIA RELEASES AND PUBLIC DISCLOSURES OF AGREEMENT. Without the prior written consent of the other party (which for Allegiance shall be a Vice-President or higher-level officer of Allegiance), neither party shall issue or release any statement, article, advertisement, public or private announcement (including, without limitation, any announcement made via e-mail or any posting on the Internet or World Wide Web), media release or other similar publicity relating in any manner to: (a) any aspect of this Agreement, including Procurement Documents; (b) any aspect of any Product or Services; or (c) the fact that the parties have engaged in any discussions or negotiations regarding any of the foregoing. Neither party shall use the name or any trademark or logo of the other party without the prior written consent of the other party. With respect to private announcements only, Lucent shall be permitted to make internal reports to the extent such announcement is made solely within Lucent for Lucent's internal business reporting purposes in the ordinary course of business provided such announcement is accompanied by a conspicuous statement that such announcement constitutes the Confidential Information of "Allegiance Telecom, Inc." and shall not be disclosed to any Third Parties. Notwithstanding the foregoing, the parties will create a press release as mutually agreed by the parties to announce the formation of the Allegiance and Lucent relationship.

         15.7 COUNTERPARTS. This Agreement, any Product Addendum and any Statement of Work may be executed in one (1) or more duplicate originals, all of which together shall be deemed one and the same instrument.

         15.8 SEVERABILITY. If any provision of this Agreement or any Product Addendum or Statement of Work is found by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable any other part of this Agreement or any Product Addendum or Statement of Work, but the Agreement, Product Addendum and/or Statement of Work shall be construed as not containing the particular provision or provisions held to be invalid or unenforceable.

         15.9 WAIVER. No delay or omission by either party hereto to exercise any right occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any covenant, condition or agreement herein contained.

         15.10 GOVERNING LAW; EXCLUSIVE JURISDICTION. This Agreement, and all the rights and duties of the parties arising from or relating in any way to the subject matter of this Agreement or the transaction(s) contemplated by it, shall be governed by, construed and enforced in accordance with the law of the State of Illinois (excluding any conflict of laws provisions of the State of Illinois that would refer to and apply the substantive laws of another jurisdiction). Any suit or proceeding relating to this Agreement, including arbitration proceedings, shall be brought only in Cook County, Illinois. EACH OF THE PARTIES CONSENT TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS.

         15.11    COMPLIANCE WITH REGULATIONS.

                  15.11.1 RADIO FREQUENCY ENERGY STANDARDS. Products furnished under this Agreement or any Product Addendum or Statement of Work for installation within the United States shall, at

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

         the time of installation, comply to the extent applicable with the requirements of Part 15, Subpart J, and all other applicable Rules and Regulations of the Federal Communications Commission including, without limitation, those sections relating to the labeling of product(s) and the suppression of radio frequencies and electromagnetic radiation to specified levels. Product(s) furnished under this Agreement and/or any Product Addendum or Statement of Work for installation outside the United States shall comply with all local governmental regulations, as applicable.

                  15.11.2 REGISTRATION. Products furnished under this Agreement and/or any Product Addendum or Statement of Work for installation within the United States shall, at the time of installation, comply to the extent applicable with the requirements of Part 68 of the Federal Communications Commission's Rules and Regulations including, without limitation, all labeling and customer instruction requirements. Products furnished under this Agreement and/or any Product Addendum or Statement of Work for installation outside the United States shall comply with all local governmental regulations, as applicable.

                  15.11.3 OTHER. Each party shall comply with all applicable laws, ordinances, regulations and codes including, without limitation, procurement of all required permits or certifications, in connection with its performance under this Agreement and/or any Product Addendum or Statement of Work.

         15.12 NO CONSTRUCTION AGAINST DRAFTER. The parties agree that any principle of construction or rule of law that provides that an agreement shall be construed against the drafter of the agreement in the event of any inconsistency or ambiguity in such agreement shall not apply to the terms and conditions of this Agreement.

         15.13 RELATIONSHIP OF PARTIES. The parties acknowledge that they are independent contractors, and nothing set forth in this Agreement shall be deemed or construed to render the parties as joint venturers, partners or employer and employee. Under no circumstances shall Allegiance be considered the employer of any Lucent personnel, nor shall Lucent have any right with respect to any employee of Allegiance.

         15.14    INTERNATIONAL PROVISIONS.

                  15.14.1 COMPLIANCE WITH EXPORT REGULATIONS. The parties acknowledge that Products delivered and Services performed outside the United States may be subject to export control regulations of the U.S. and foreign governments, and the party exporting any such Products shall be responsible for compliance therewith. The parties shall cooperate with and assist each other in obtaining all export licenses or other written documentation, in accordance with applicable U.S. and foreign government regulations, that are necessary to enable the parties to perform their obligations under this Agreement. Allegiance shall provide to Lucent assurances and other export-related documents as may be required by the applicable U.S. governmental entities for Lucent to comply with U.S. export regulations. Each Procurement Document may, if applicable, set forth the export control classification numbers for each Product covered thereunder. To the extent the applicable export control classification number is not provided therein, Lucent shall, upon Allegiance's request, timely provide Allegiance with the export control classification numbers for the applicable Products.

                  15.14.2 SERVICES PERFORMED OUTSIDE THE UNITED STATES. Except as set forth in this Section or in a Product Addendum or Statement of Work, Services performed outside the United States shall be treated the same as performance of Services within the United States, and all

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* NOTE: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

         applicable provisions of this Agreement shall apply to such Services with full force and effect. If Lucent Agrees to perform Services outside the United States that require United States government licenses, permits, authorizations and/or other clearances (collectively, "CLEARANCES"), Lucent or its Affiliates shall obtain and maintain all such Clearances. Lucent or its Affiliates shall cooperate with and assist Allegiance in obtaining all additional Clearances required for completion of Allegiance's objectives as set forth in this Agreement. If Lucent or its Affiliates are denied any necessary Clearances or such Clearances are withdrawn or revoked, Lucent may terminate its performance with respect to the affected international Services without additional liability to Allegiance.

                  15.14.3 U.S. FOREIGN CORRUPT PRACTICES ACT AND OTHER LAWS. With respect to each party's performance under this Agreement, neither party shall, by or through its Affiliates, agents, employees, representatives or otherwise, take any action in violation of the United States Foreign Corrupt Practices Act and shall make no payment or transfer anything of value, directly or indirectly, to any employee of a government or instrumentality thereof, international organization, political party or official or candidate thereof, to influence any decision to obtain or retain business or secure other advantage. Neither party shall, by or through its Affiliates, agents, employees, representatives or otherwise, knowingly commit any other act or omit to take action which is unlawful under the boycott provisions of the Export Administration Act, the Internal Revenue Code or, to the extent not inconsistent with the laws of the United States, the laws of any other applicable jurisdiction.

                  15.14.4 LANGUAGE REQUIREMENTS. Documentation including, without limitation, any training Documentation, * Documentation or any human/machine readable *, shall be available to Allegiance, *, in the English language and, if generally made available to Lucent's customers, in the official language of those countries in which the applicable Product(s) are installed. In addition to the foregoing, Lucent shall provide such Documentation in such languages as Lucent generally makes available in the future or as may otherwise be agreed to by the parties in a Product Addendum or Statement of Work; provided, however, if development of such Documentation is undertaken pursuant to a Product Addendum or Statement of Work, Allegiance shall reimburse Lucent for the cost of such development until such time as Lucent makes such Documentation available to any customer of Lucent at which time Lucent shall provide to Allegiance a credit in the amount of all amounts paid by Allegiance for such development.

         15.15 ENTIRE AGREEMENT; MODIFICATION. This Agreement, together with all of the Schedules, Exhibits (including Product Addenda and Statements of
Work), Attachments and Addenda hereto, sets forth the entire, final and exclusive agreement between the parties as to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the parties. This Agreement may be modified only pursuant to a writing executed by authorized representatives of Allegiance and Lucent. Lucent expressly agrees that all amendments to this Agreement executed by Allegiance after the Effective Date must be signed by a Vice President or higher-

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

level officer of Allegiance in order to be effective and enforceable against Allegiance. Lucent may rely on the representations made by Allegiance's employees that such individuals have the Allegiance titles and/or hold the Allegiance offices that are represented by such individuals. The parties expressly disclaim the right to claim the enforceability or effectiveness of:
(a) any amendments to this Agreement that are not executed by an Allegiance employee purporting to be a Vice President or higher-level officer of Allegiance; (b) any oral modifications to this Agreement; and (c) any other amendments that are based on course of dealing, waiver, reliance, estoppel or other similar legal theory. The parties expressly disclaim the right to enforce any rule of law that is contrary to the terms of this Section.

         IN WITNESS WHEREOF, authorized representatives of the parties have executed this Master Procurement Agreement effective as of the date written above.

ALLEGIANCE TELECOM, INC.                      LUCENT TECHNOLOGIES INC.

/s/ DANIEL YOST                               /s/ BILL PLUNKETT
-----------------------------------           ----------------------------------
Daniel Yost                                   Bill Plunkett
President & Chief Operating Officer           Senior Vice President Sales


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